Exhibit 10.1

TENTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 13, 2024

among

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.,

The Subsidiary Borrowers Party Hereto,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

__________________________________

BANK OF AMERICA, N.A.,

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

Td SECURITIES (usA) LLC,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, N.A.

as Co-Syndication Agents,

DNB CAPITAL LLC,

MUFG BANK, LTD.,

PNC BANK, NATIONAL ASSOCIATION

and

TRUIST BANK

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,
BANK OF AMERICA, N.A.,

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

Td SECURITIES (usA) LLC,

U.S. BANK NATIONAL ASSOCIATION

and

wells fargo bank, n.a.

as Joint Lead Arrangers and Joint Bookrunners

SCHEDULES:

Schedule 2.04 — Revolving Commitments

Schedule 2.08(a) — Letter of Credit Commitments

Schedule 2.08(b) — Existing Letters of Credit

Schedule 3.01 — Subsidiaries

Schedule 3.10 — Funding Deficiency

Schedule 6.01 — Existing Indebtedness

Schedule 6.08 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B-1 — Form of Opinion of Special New York Counsel

Exhibit B-2 — Form of Opinion of General Counsel for the Consolidated Entities

Exhibit B-3 — Form of Opinion of Special Dutch Counsel

Exhibit B-4 — Form of Opinion of Special Luxembourg Counsel

Exhibit B-5 — Form of Opinion of Special Delaware Counsel

Exhibit C — Form of Guarantee Agreement

Exhibit D — Form of Pledge Agreement

Exhibit E — Form of Security Agreement

Exhibit F-1 — Form of Increasing Lender Supplement – Existing Lender

Exhibit F-2 — Form of Increasing Lender Supplement – New Lender

Exhibit G — Form of Exemption Certificate

Exhibit H — Form of Acknowledgement and Confirmation Agreement

TENTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 13, 2024, among CHARLES RIVER LABORATORIES INTERNATIONAL, INC., the Subsidiary Borrowers party hereto, the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Parent Borrower, the Subsidiary Borrowers, the Existing Lenders and the Administrative Agent are parties to the Existing Credit Agreement;

WHEREAS, the Parent Borrower intends to refinancing the revolving loans under the Existing Credit Agreement; and

WHEREAS, the Lenders consent to the amendment and restatement of the Existing Credit Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.        Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acknowledgement and Confirmation Agreement” means the Tenth Amendment and Restatement Agreement Acknowledgement and Confirmation Agreement substantially in the form of Exhibit H.

“Act” has the meaning assigned to such term in Section 10.16.

“Additional Acquisition” means any transaction, or any series of related transactions, consummated on or after the Tenth Amendment and Restatement Effective Date, by which the Parent Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a Person.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling and (ii) with respect to any RFR Borrowing denominated in dollars, an interest rate per annum equal to (a) the Daily Simple RFR for dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to (a) Term SOFR for such Interest Period, plus (b) 0.10%; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 10.01.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to (a) until the Tenth Amendment and Restatement Effective Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Credit Exposure then outstanding.

“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreed Currencies” means dollars and each Alternative Currency.

“Agreement” means this Tenth Amended and Restated Credit Agreement, dated as of December 13, 2024, among the Parent Borrower, the Subsidiary Borrowers, the Lenders and the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, and (c) Adjusted Term SOFR for a one-month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities

Business Day) plus 1%; provided that, for the avoidance of doubt, Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.18 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.18(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Currency” means Sterling, euros and the Other Agreed Currencies.

“Anti-Corruption Laws” means any law, rule or regulation of any jurisdiction applicable to the Loan Parties and the Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan, RFR Loan, ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Margin for Term Benchmark Loans”, “Applicable Margin for RFR Loans”, “Applicable Margin for ABR Loans” or “Commitment Fee”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio	Applicable Margin for Term Benchmark Loans	Applicable Margin for RFR Loans	Applicable Margin for ABR Loans	Commitment Fee
Level I	> 3.00:1.00	1.25%	1.25%	0.25%	0.20%
Level II	> 2.00:1.00 but ≤ 3.00:1.00	1.125%	1.125%	0.125%	0.15%
Level III	≤ 2.00:1.00	1.00%	1.00%	0%	0.125%

For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Consolidated Entities based upon the financial statements delivered pursuant to Section 5.01(a) or (b); and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date that is three Business Days after the delivery to the Administrative Agent of such financial statements indicating such change and ending on the date immediately preceding the effective date of the next change in the Applicable Rate; provided that the Leverage Ratio shall be deemed to be in Level I (i) at any time that an Event of Default under paragraph (a) or (b) of Article VII has occurred and is continuing or (ii) if the Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such financial statements are delivered. The Leverage Ratio shall be deemed to be Level II from the period commencing on the Tenth Amendment and Restatement Effective Date through the date immediately preceding the delivery of financial statements covering the fiscal year ended December 28, 2024 pursuant to Section 5.01(b).

“Approved Borrower Portal” has the meaning assigned to such term in Section 8.10(a).

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Citizens Bank, N.A., TD Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Bank, N.A., in its capacity as joint lead arranger and joint bookrunner for this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.25(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.18.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council

of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency and (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.18.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Other Agreed Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) in the case of any Loan denominated in dollars, Adjusted Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment, provided that, in the case of clause (2) above, the Borrower may give due consideration to Proposed United States Treasury Regulations Section 1.1001-6(b) (or any final regulation related thereto).

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) in its reasonable discretion is appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides (in consultation with the Borrower) in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with the Borrower) that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.18.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the Lender to such UK Borrower and the Administrative Agent.

“Borrowers” means the Parent Borrower and the Subsidiary Borrowers, each, a “Borrower”.

“Borrowing” means (a) Term Loans of the same Type and made to the same Borrower, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) Revolving Loans of the same Type and currency and made to the same Borrower, made, converted or continued on the same date and, in the case of Term Benchmark Loans and RFR Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan of the same currency.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.02 or 2.06.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (b) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (c) in relation to Loans referencing Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Adjusted Term SOFR or any other dealings of such Loans referencing Adjusted Term SOFR, any such day that is a U.S. Government Securities Business Day.

“Calculation Time” has the meaning assigned to such term in Section 2.24(a).

“Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person and its subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be reflected as capital expenditures under GAAP on a consolidated statement of cash flows of such Person and its subsidiaries; provided however, that Capital Expenditures shall not include:

(a)               expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Parent Borrower or its Subsidiaries within 12 months of receipt of such proceeds;

(b)               interest capitalized in accordance with GAAP during such period;

(c)               expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding the Parent Borrower or any Subsidiary) and for which neither the Parent Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period);

(d)               the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, or

(e)               investments constituting any Permitted Acquisition.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or participation interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Agreement” means an agreement pursuant to which a bank or other financial institution provides Cash Management Services.

“Cash Management Services” means each and any of the following bank services provided to the Parent Borrower or the Consolidated Entities: commercial credit cards, stored value cards, debit cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services, foreign exchange and currency management services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts.

“Central Bank Rate” means, the greater of (i) (A)for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Alternative Currency determined after the Tenth Amendment and Restatement Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Borrowings denominated in Sterling for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Borrowings denominated in Sterling was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each Subsidiary of any such Person.

“CFC Holding Company” means each Subsidiary that is not a CFC and substantially all of the assets of which consist of Capital Stock or debt of one or more (a) CFCs or (b) Persons described in this definition.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent Borrower; (b) the board of directors of Parent Borrower shall cease to consist of a majority of Continuing Directors; or (c) the occurrence of a change of control (or similar event, howsoever defined) under and as defined in any indenture or other agreement in respect of any Material Indebtedness to which any Loan Party is a party.

“Change in Law” means (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement (provided that (i) all requests, rules, guidelines, requirements and directives concerning capital adequacy or liquidity promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented; provided further that the Borrowers shall only be responsible for increased costs under Section 2.19(b) pursuant to the above clauses

(i) and (ii) to the extent that such costs are generally being passed on by the applicable Lender to similarly situated borrowers), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.19(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Loans or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agent” means each of DNB Capital LLC, MUFG Bank, Ltd., PNC Bank, National Association and Truist Bank, in its capacity as co-documentation agent for this Agreement.

“Co-Syndication Agent” means each of Bank of America, N.A., Citibank, N.A., Citizens Bank, N.A., TD Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Bank, N.A., in its capacity as co-syndication agent for this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the right, title and interest of each Loan Party in and to the property in which such Person has granted a Lien to the Administrative Agent for its benefit and the ratable benefit of the Lenders under any Loan Document.

“Commitment” means, with respect to each Lender, the Term Commitment and the Revolving Commitment of such Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 10.01.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, minus the aggregate non-cash amount of extraordinary or nonrecurring gains of such Person for such period, including the impact of mark-to-market accounting to the extent it results from a non-cash charge or similar non-cash adjustment (including, for the avoidance of doubt, non-cash gains and losses related to the Parent Borrower and its Subsidiaries’ investments in venture capital limited partnerships and other strategic investments), plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense (plus, solely for purposes of the calculation of Consolidated EBITDA, any non-cash interest expense that would otherwise be included in the definition of “Consolidated Interest Expense” but for the qualification “total cash” in the definition thereof for such period, plus (b) the aggregate amount of income tax expense for such period, plus (c) the aggregate amount of depreciation, amortization and other non-cash charges and expenses for such period, all as determined on a consolidated basis with respect to the Consolidated Entities in accordance with GAAP, plus (d) the aggregate non-cash amount of extraordinary or nonrecurring losses or expenses for such period, plus (e) the aggregate amount of non-cash equity compensation expense for such period, plus (f) transaction and evaluation costs and charges, in each case associated with Permitted Acquisitions, similar investments and/or Dispositions (in each case, whether or not consummated), plus (g) the amount of loss or discount on sale of assets and any commissions, yield and other fees and charges, in each case in connection with a Qualified Securitization Financing; provided that the amounts added back pursuant to this clause (g) shall not exceed for any period $25,000,000. For the purposes of this Agreement, Consolidated EBITDA shall be deemed to equal (a) $231,203,000 for the fiscal quarter ended September 28, 2024, (b) $267,897,000 for the fiscal quarter ended June 29, 2024, (c) $231,093,000 for the fiscal quarter ended March 30, 2024 and (d) $256,097,000 for the fiscal quarter ended December 30, 2023 (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, including in connection with any Permitted Acquisition).

“Consolidated Entity” means the Parent Borrower or any Subsidiary whose accounts are or are required to be consolidated or included with the accounts of the Parent Borrower in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Consolidated Entities outstanding as of such date, as determined on a consolidated basis in accordance with GAAP and solely to the extent any such Indebtedness is reflected on the balance sheet of the Consolidated Entities as of such date, provided that Consolidated Indebtedness shall not include Indebtedness in respect of any Qualified Securitization Financing.

“Consolidated Interest Expense” means for any period, the total cash interest expense (including the interest component in respect of Finance Lease Obligations) of the Consolidated Entities during such period with respect to all outstanding Indebtedness of the Consolidated Entities as determined on a consolidated basis in accordance with GAAP (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), excluding commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Financing and interest expense publicly reported in the Parent Borrower’s annual and quarterly financial statements on account of interest rate hedging.

“Consolidated Net Income” means, for any period, net income or loss of the Consolidated Entities for such period after deducting and eliminating all items attributable to interests in minority investments, as determined on a consolidated basis in accordance with GAAP.

“Consummation Date” has the meaning assigned to such term in the definition of Qualifying Material Acquisition.

“Continuing Directors” means the directors of the Parent Borrower on the Tenth Amendment and Restatement Effective Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Parent Borrower is approved by at least a majority of the then Continuing Directors.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether as a trustee or through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i)                 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)              a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.20.

“Cross-Default Reference Obligation” has the meaning assigned to such term in the definition of “Permitted Convertible Indebtedness”.

“Daily Simple ESTR” means, for any day, ESTR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple ESTR” for business loans or conventions that are otherwise used in the United States syndicated lending market for syndicated loans denominated in euros; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any (i) RFR Loan denominated in Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, (ii) for any Multicurrency Swingline Loans

denominated in euros, Daily Simple ESTR and (iii) for any RFR Loan denominated in dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed, within two Business Days of the date required to be funded by it hereunder, to fund any portion of its (i) Loans or (ii) participations in Letters of Credit or Swingline Loans, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or waived by the Required Lenders and a court of competent jurisdiction has not determined that such condition precedent has in fact been satisfied, (b) notified the Parent Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied or waived by the Required Lenders and a court of competent jurisdiction has not determined that such condition precedent can in fact be satisfied) or under other agreements generally in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to provide a certification in writing from an authorized officer of such Lender that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of (A) a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (B) a Bail-in Action; provided that a Lender shall not be deemed a Defaulting Lender under this clause (e) solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Disclosed Matters” means the public filings with the Securities and Exchange Commission made by the Parent Borrower or any of its Subsidiaries on Schedule 14A, Form S-4, Form 8-K, Form 10-Q, Form 10-K or Form 10 (as filed at least three days prior to the Tenth Amendment and Restatement Effective Date). For the avoidance of doubt, the disclosure in such documents shall not be deemed to include any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (but shall exclude, as to any Person, the issuance by such Person of its Capital Stock, any Recovery Event as to any asset of such Person or any dividend or other distribution (whether in cash, securities or other property), or setting aside of property for any dividend or other distribution by such Person incidental to its Capital Stock). The terms “Dispose” and “Disposed of” shall have correlative meanings. For the avoidance of doubt, no exercise and settlement or termination of any Permitted Bond Hedge Transaction or Hedging Agreement shall constitute a “Disposition” hereunder.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in dollars, such amount, and (b) with respect to any amount denominated in euro or Sterling, the equivalent in dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent. In making any determination of the Dollar Equivalent (for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any date or for any other purpose), the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the applicable Borrower delivers a Borrowing Request (which, in accordance with Section 2.06, may be telephonic) for Loans or on such other date upon which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent

Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any jurisdiction in the United States.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” has the meaning assigned to such term in Section 10.01.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, written notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous or deleterious material or, to the extent relating to exposure to hazardous or deleterious materials, to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Sections 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Domestic Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Domestic Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Domestic Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Domestic Plan; (d) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Domestic Plan; (e)the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or any other Governmental Authority or a plan administrator of any notice relating to an intention to terminate any Domestic Plan or Domestic Plans or to appoint a trustee to administer any Domestic Plan or Domestic Plans under Section 4042 of ERISA; (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Domestic Plan or Multiemployer Plan; (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA; or (h) any Foreign Plan Event.

“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.

“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in euros and for any Interest Period, the EURIBOR Screen Rate two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“euro” or “€” means the single currency of Participating Member States introduced in accordance with the provision of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in euro, means immediately available, freely transferable funds in such currency.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, with respect the applicable currency on a particular date, the rate at which the applicable currency may be exchanged into dollars, as set forth at 11:00 a.m. Local Time on such date in the London foreign exchange market as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services. In the event that such rate is not displayed by ICE Data Services or another information service which publishes that rate of exchange from time to time in place of ICE Data Services, the Exchange Rate with respect to the applicable currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London interbank or other market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about 11:00 a.m., Local Time, at such date for the purchase of dollars with the applicable currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets” means (i) any property to the extent that such grant of a security interest therein is prohibited by any applicable law, requires consent of any Governmental Authority or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent (other than consent of the Parent Borrower or any of its Subsidiaries) under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property (as defined in the New York UCC) (other than any of the foregoing issued by the Parent Borrower or any of its Subsidiaries), any applicable shareholder or similar agreement, except to the extent that such applicable law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (ii) (x) any lease, license or other agreement or (y) any assets that are subject to a purchase money Lien or capital lease permitted under this Agreement, in each case, to the extent any such lease, license or other agreement or the documents relating to such purchase money Lien or capital lease do not permit such lease, license or other agreement or such asset to be subject to the security interests created hereby, (iii) any Investment Property consisting of Capital Stock of a CFC or CFC Holding Company that is in excess of 65% of the total outstanding voting Capital Stock (as determined under applicable U.S. federal income tax rules) of such CFC or CFC Holding Company and any Investment Property consisting of Capital Stock of Subsidiary that is not a Material Subsidiary, (iv) those assets as to which Administrative Agent and the Borrower reasonably agree in writing that the cost, burden, difficulty or consequence of obtaining such a security interest thereof is excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (v) assets to the extent a security interest in such assets in favor of the Secured Parties would reasonably be expected to result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), as reasonably determined by the Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), (vi) margin stock, (vii) any fee-owned real property (for the avoidance of doubt, fixtures shall not be Excluded Assets), (viii) Capital Stock or other equity interests of any Person (other than wholly owned Subsidiaries) to the extent (1) any applicable contractual provisions prohibit, impose conditions on or restrict pledges or security interests therein or (2) any other holder (that is neither an Affiliate or a Subsidiary of the Borrower) of the Capital Stock or other equity interests of such Subsidiary withholds any consent required under the organizational documents, applicable shareholders’ agreement or other agreement of such Subsidiary, (ix) assets or property located, registered, applied for, arising under, protected or existing in, or governed by, as applicable, any jurisdiction outside of the United States (other than up to 65% of the total outstanding voting Capital Stock of any CFC Holding Company that is required to be so pledged pursuant to the Loan Documents), (x) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law and (xi) the equity interests and assets of any Securitization Subsidiary; provided that the Borrower in its sole discretion may elect to exclude any property from the definition of Excluded Assets; provided further that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in any of clauses (i) through (x) above (unless such proceeds, substitutions or replacements would constitute Excluded Assets referred to in any of clauses (i) through (x) above).

“Excluded Hedging Obligation” means with respect to any Guarantor, (a) any Hedging Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Hedging Obligation or (b) any other Hedging Obligation designated as an “Excluded Hedging Obligation” of such Guarantor as specified in any agreement between the relevant Loan Party and swap counterparty applicable to such Hedging Obligations. If a Hedging Obligation arises under a master agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to Hedging Agreements for which such Guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Material Subsidiary, (b) any non-wholly owned Subsidiary to the extent the organizational documents thereof prohibit it from guaranteeing the Obligations, (c) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Tenth Amendment and Restatement Effective Date or on the date such Subsidiary was acquired (so long as such contractual obligation was not entered into in contemplation of such acquisition) from guaranteeing the Obligations or which would require a non-ministerial governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, licensor authorization has been received (the Loan Parties being under no obligation to obtain such consent, approval or licensor authorization), (e) any CFC or CFC Holding Company, (f) not-for-profit Subsidiaries and captive insurance companies, (g) any Subsidiary whose provision of a guarantee would have a cost (including tax cost), burden, difficulty or consequence that is excessive in relation to the value afforded thereby as agreed between the Borrower and Administrative Agent, (h) any Subsidiary acquired pursuant to a Permitted Acquisition with Indebtedness permitted to be incurred pursuant to the Loan Documents as assumed Indebtedness and any Subsidiary thereof that guarantees such assumed Indebtedness, in each case to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor and (i) any Securitization Subsidiary. Each Excluded Subsidiary as of the Tenth Amendment and Restatement Effective Date is set forth on Schedule 3.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) income, franchise or any branch profits taxes, (b) taxes imposed solely by reason of any present or former connection between the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made on account of any obligation of the Loan Parties hereunder and the jurisdiction imposing such taxes, other than any such connection arising as a result of any Loan Document or any transaction contemplated thereby, (c) any withholding tax imposed under FATCA, (d) in the case of a Lender (other than an assignee pursuant to a request by a Loan Party under Section 2.23(b)), any withholding tax (excluding, in the case of any United Kingdom withholding taxes, the portion of United Kingdom withholding Taxes with respect to which the applicable Lender is entitled to claim a reduction under an income tax treaty), in which the Borrower is a resident for tax purposes, that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of such new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding tax pursuant to Section 2.21(a) and (e) Taxes attributable to such recipient’s failure to comply with Section 2.21(g).

“Existing Credit Agreement” means the Ninth Amended and Restated Credit Agreement, dated as of April 1, 2021, among the Parent Borrower, the subsidiaries of the Parent Borrower party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Lenders” means the lenders party to the Existing Credit Agreement.

“Existing Letters of Credit” means the Letters of Credit listed on Schedule 2.08(b).

“Exiting Lender” has the meaning provided in Section 2.27.

“Facility” means each of (a) the Term Facility and (b) the Revolving Facilities.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date hereof (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer or, if there is no chief financial officer, the principal accounting officer (or similarly designated officer) of the Parent Borrower.

“Finance Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Fitch” shall mean Fitch Investors Service, Inc.

“Fixed Incremental Amount” means, as of any date of determination, an amount equal to (a) the greater of (x) $1,000,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period less (b) the amount of any previous increase in the Revolving Commitment and Incremental Term Loans incurred in reliance on the Fixed Incremental Amount (in each case of clause (b), to the extent then-effective or outstanding, and in each case to the extent incurred after the Tenth Amendment and Restatement Effective Date).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR, Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR, Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate shall be 0.00%.

“Foreign Lender” means any Lender that (a) if the Borrower is a U.S. Person, is organized under the laws of, or, for United States income tax purposes, is treated as a resident of,

any jurisdiction outside the United States of America and (b) if the Borrower is not a U.S. Person, a Lender that is a resident or organized under the law of a jurisdiction other than that in which the Borrower is a resident for tax purposes.

“Foreign Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that (a) is not subject to US law, (b) is maintained or contributed to by any Borrower or any Foreign Subsidiary for the benefit of employees employed outside of the United States and (c) is required under applicable law to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (b) the failure of any Borrower or any Foreign Subsidiary to make or accrue, as applicable, any contributions or payments, as required by applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee to administer any such Foreign Plan, or to the insolvency of any such Foreign Plan, or (d) the incurrence of any liability of the Consolidated Entities under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of any jurisdiction in the United States of America.

“Funding Office” means the office of the Administrative Agent specified in Section 10.01 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Parent Borrower and the Lenders.

“GAAP” means generally accepted accounting principles in the United States of America, applied in respect of all terms of an accounting or financial nature used herein in accordance with Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning assigned to such term in Section 10.04(h).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreement” means each Guarantee delivered by the applicable Material Domestic Subsidiary to the Administrative Agent whereby such Material Domestic Subsidiary shall guarantee the obligations under the Loan Documents, which Guarantee shall be substantially in the form of Exhibit C, as amended, supplemented, restated, amended and restated or otherwise modified from time to time.

“Guaranteed Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank, (d) each counterparty to a Hedging Agreement entered into with one or more of the Loan Parties if such counterparty was a Lender (or an affiliate of a Lender) at the time the Hedging Agreement was entered into and (e) the successors and permitted assigns of each of the foregoing.

“Guarantors” means the Subsidiaries that are or become parties to a Guarantee Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case, that are regulated as toxic, hazardous or otherwise deleterious pursuant to any Environmental Law.

“Hedging Agreement” means any swap agreement (as defined in 11 U.S.C. §101) or other interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; provided, however, that any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, in each case, shall not constitute Hedging Agreements of the Parent Borrower.

“Hedging Obligations” means any Obligations of any Loan Party in respect of any Hedging Agreement.

“HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.

“Increasing Lender” has the meaning assigned to such term in Section 2.25(a).

“Incremental Amendment” has the meaning assigned to such term in Section 2.25(e).

“Incremental Cap” means the sum of:

(a)               the Fixed Incremental Amount, plus

(b)               the amount of any voluntary prepayment of any Term Loans and/or the amount of any permanent reduction of any Revolving Commitment, in each case after the Tenth Amendment and Restatement Effective Date; provided that the relevant prepayment was not funded with the proceeds of any long-term Indebtedness, plus

(c)               an unlimited amount so long as, in the case of this clause (c), immediately after giving effect (including pro forma effect) to the relevant increase of the Revolving Commitment or Incremental Term Loans, (i) other than during an Investment Grade Event, the Secured Leverage Ratio does not exceed 3.00 to 1.00 or (ii) during an Investment Grade Event, the Leverage Ratio does not exceed 4.50 to 1.00, in each case calculated on a pro forma basis, including to give effect to any acquisition or other transaction consummated in connection therewith and any other appropriate pro forma adjustments and the application of the proceeds thereof, and assuming a full drawing of (i) any increase of Revolving Commitments and (ii) any Incremental Term Loans incurred (but excluding the proceeds thereof for purposes of netting unrestricted cash and cash equivalents from of Leverage Ratio (but for the avoidance of doubt, giving effect to any other application of such proceeds)). Further, for the avoidance of doubt, Revolving Commitment increases and Incremental Term Loans shall be deemed incurred pursuant to this clause (c) prior to utilization of the amount set forth in clause (a) or clause (b) of this definition;

provided that:

(i)       any Revolving Commitment increase and/or Incremental Term Loans may be incurred under one or more of clauses (a), (b) and (c) of this definition; provided that any such Revolving Commitment increase and/or Incremental Term Loans shall be deemed incurred pursuant to clause (c) (to the maximum extent permitted thereunder) unless otherwise selected by the Parent Borrower in its sole discretion;

(ii)       if any Revolving Commitment increase and/or Incremental Term Loans is intended to be incurred or implemented in reliance on clause (c) of this definition and any other clause of this definition substantially concurrently in a single transaction or series of related transactions, (A) the permissibility of the portion of such Revolving Commitment increase and/or Incremental Term Loans to be incurred or implemented under clause (c) of this definition shall be calculated first without giving effect to any Revolving Commitment increase and/or Incremental Term Loans to be incurred or implemented in reliance on any other clause of this definition, but giving full pro forma effect to the use of proceeds of the entire amount of the loans and commitments that will be incurred or implemented at such time in reliance on such Revolving Commitment increase and/or Incremental Term Loans and the related transactions and (B) the permissibility of the portion of such Revolving Commitment increase and/or Incremental Term Loans to be incurred or implemented under the other applicable clauses of this definition shall be calculated thereafter; and

(iii)       any portion of any Revolving Commitment increase or Incremental Term Loan that is incurred or implemented under clauses (a) or (b) of this definition, unless otherwise elected by the Parent Borrower, shall automatically and without need for action by any Person be reclassified as having been incurred under clause (c) of this definition if, at any time after the incurrence or implementation thereof, when financial statements required pursuant to Section 5.01(a) or (b) are delivered, such portion of such Revolving Commitment increase or Incremental Term Loan would, using the figures reflected in such financial statements, be (or have been) permitted under the Leverage Ratio set forth in clause (c) of this definition.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.25(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the balance sheet of such Person (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable following expiration of any dispute resolution mechanics set forth in the applicable agreement governing the applicable transaction, (x) any such obligations incurred under ERISA or under any employee consulting agreements, (y) accrued expenses, trade accounts payable and accruals for payroll, in the ordinary course of business (including on an intercompany basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Finance Lease Obligations of such Person and all obligations of such Person under Synthetic Leases, (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. In determining the amount of Indebtedness of such Person of the type referred to in clause (e) or (f) above, the amount thereof shall be equal to the lesser of (i) the amount of the guarantee provided or the fair market value of collateral pledged (as determined by such Person in good faith) (as applicable) and (ii) the amount of the underlying Indebtedness of such other Person so guaranteed or secured. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, but without limiting Section 1.04(a), any obligations of a Person associated with a lease transaction that qualifies as an operating lease under either existing GAAP or any future changes to GAAP will be excluded from the definition of Indebtedness. Notwithstanding anything to the contrary in the foregoing, no Permitted Warrant Transaction, shall constitute Indebtedness of the Parent Borrower.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Insolvent” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Coverage Ratio” means, on any date, the ratio of (a) Consolidated EBITDA less the aggregate amount of Capital Expenditures of the Consolidated Entities (excluding the principal amount of Indebtedness (other than any Loans) incurred in connection with such expenditures) to (b) Consolidated Interest Expense, in each case, for the period of four consecutive fiscal quarters of the Consolidated Entities ended on or most recently ended as of such date (except as provided in the definition of Consolidated Interest Expense).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.11.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a USD Swingline Loan), the last day of each fiscal quarter, (b) with respect to any Term Benchmark Loan with an Interest Period of one or three months, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of six months’ duration, that day three months after the first day of such Interest Period and the last day of such Interest Period, (c) with respect to any RFR Loan (other than a Swingline Loan), each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and (d) with respect to any Swingline Loan, the Swingline Loan Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, solely in the case of Term Benchmark Loans bearing interest based on the Adjusted EURIBOR Rate, one week) thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment Grade Event” means, automatically, the first date on which (i) the Parent Borrower shall have achieved Investment Grade Status and (ii) no Default or Event of Default has occurred and is continuing.

“Investment Grade Status” means, as to any Person, that such Person has obtained any two of the following three public corporate or corporate family ratings: (a) BBB- or better by S&P; (b) Baa3 or better by Moody’s; and (c) BBB- or better by Fitch.

“investments” has the meaning set forth in Section 6.04.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Citizens Bank, N.A., The Toronto-Dominion Bank, New York Branch, U.S. Bank National Association and Wells Fargo Bank, N.A., with respect to any Existing Letter of Credit issued by a Lender hereunder, such Lender, and any such other Lender, or affiliate of a Lender, reasonably acceptable to the Administrative Agent as may be appointed by the Parent Borrower from time to time and which appointment is accepted by such Lender or Lender affiliate in its sole discretion, each in its capacity as an issuer of Letters of Credit hereunder, and any successors in such capacity as provided in Section 2.08. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or a branch of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate. The term “Issuing Bank” or “the Issuing Bank” shall mean, with respect to a Letter of Credit and any applicable related provisions, the Issuing Bank that issued such applicable Letter of Credit.

“Joint Venture” means, with respect to any Person, any other Person in which such Person owns Capital Stock (other than any Wholly-Owned Subsidiary), and including, for the avoidance of doubt, any other Person in which such Person owns less than a 100% interest. Unless otherwise specified, “Joint Venture” shall refer to any Person in which the Parent Borrower or any Consolidated Entity owns Capital Stock (other than any Wholly-Owned Subsidiary).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its USD Revolving Commitment Percentage of the total LC Exposure at such time.

“Lender-Related Person” has the meaning assigned to such term in Section 10.03(d).

“Lenders” means Term Lenders and the Revolving Lenders and any other Person that shall have become a Lender hereunder pursuant to Section 2.25 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Sub-Commitment” means, as of the Tenth Amendment and Restatement Effective Date, with respect to each Issuing Bank, the amount set forth opposite such Issuing Bank’s name on Schedule 2.08(a).

“Leverage Ratio” means, on any date, the ratio of (a)(i) Consolidated Indebtedness plus (ii) the aggregate outstanding attributed principal amount under any Receivables Financing

Program incurred in accordance with this Agreement, as of such date to (b) Consolidated EBITDA for the most recently ended Test Period; provided that, solely for purposes of Section 6.11, up to $150,000,000 of unrestricted cash and cash equivalents on the balance sheet of the Parent Borrower and its Subsidiaries on or as of such date shall be deducted from clause (a) of this definition.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means any acquisition, investment or Disposition (and the incurrence of any related Indebtedness, as applicable) by the Parent Borrower or one or more of the Subsidiaries permitted pursuant to the Loan Documents, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Financing.

“Loan Documents” means this Agreement and each Security Document, as each may be amended, waived, modified or supplemented from time to time.

“Loan Parties” means the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (i) London time, in the case of any Loan denominated in euro or Sterling and (ii) New York City time, in all other instances.

“Majority Facility Lenders” means, with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the total Revolving Credit Exposures, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the total Revolving Commitments).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Consolidated Entities taken as a whole, (b) the ability of any Loan Party to perform, or the enforceability against any Loan Party of, any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

“Material Domestic Subsidiary” means a Domestic Subsidiary that is a Material Subsidiary; provided that, for purposes of Sections 5.09(a)(i) and (ii), no Receivables Subsidiary shall be deemed to be a Material Domestic Subsidiary.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Consolidated Entities in an aggregate principal amount exceeding $62,500,000 in the aggregate. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Consolidated Entity in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Consolidated Entity would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).

“Maturity Date” means the date that is the fifth anniversary of the Tenth Amendment and Restatement Effective Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Multicurrency Revolving Commitment” means, with respect to each Multicurrency Revolving Lender, the commitment of such Lender (which is a sublimit of the Revolving Commitment of such Lender) to make Multicurrency Revolving Loans and to acquire participations in Multicurrency Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Multicurrency Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.12, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 or (c) increased from time to time pursuant to Section 2.25. The amount of each Lender’s Multicurrency Revolving Commitment as of the Tenth Amendment and Restatement Effective Date is set forth on Schedule 2.04, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Revolving Commitment as of the date of such Assignment and Assumption, as applicable. The Dollar Equivalent of the aggregate amount of the Lenders’ Multicurrency Revolving Commitments as of the Tenth Amendment and Restatement Effective Date is $2,000,000,000.

“Multicurrency Revolving Commitment Percentage” means, with respect to any Revolving Lender, the percentage of the total Multicurrency Revolving Commitments represented by such Lender’s Multicurrency Revolving Commitment; provided that in the case of Section 2.26 when a Defaulting Lender shall exist, “Multicurrency Revolving Commitment Percentage” shall mean the percentage of the total Multicurrency Revolving Commitments (disregarding any Defaulting Lender’s Multicurrency Revolving Commitment) represented by such Lender’s Multicurrency Revolving Commitment. If the Multicurrency Revolving Commitments have terminated or expired, the Multicurrency Revolving Commitment Percentages shall be determined based upon the Multicurrency Revolving Commitments most recently in effect, giving effect to any assignments.

“Multicurrency Revolving Credit Exposure” means, with respect to any Multicurrency Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Multicurrency Revolving Loans and its Multicurrency Swingline Exposure at such time.

“Multicurrency Revolving Facility” means the Multicurrency Revolving Commitments and the extensions of credit made thereunder.

“Multicurrency Revolving Lenders” means the Persons listed on Schedule 2.04 under the heading “Multicurrency Revolving Lenders” and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Multicurrency Revolving Loan” means a revolving credit loan denominated in euro or Sterling.

“Multicurrency Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans denominated in euro or Sterling outstanding at such time. The Multicurrency Swingline Exposure of any Lender at any time shall be its Multicurrency Revolving Commitment Percentage of the total Multicurrency Swingline Exposure at such time.

“Multicurrency Swingline Loan” means a Loan denominated in euro or Sterling made pursuant to Section 2.07.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, in connection with any issuance or incurrence of Indebtedness or Receivable Financing Program, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, (b) each payment required to be made in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, (c) all other monetary obligations, including fees (including fees and disbursements of counsel), costs, expenses, guaranties and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Loan Party to the Administrative Agent or any Lender under this Agreement and the other Loan Documents, (d) all monetary obligations of each Loan Party under each Hedging Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and (e) all obligations of each Loan Party under each Cash Management Agreement entered into with any counterparty that was a Lender (or an Affiliate of a Lender) at the time such Cash Management Agreement was entered into. Notwithstanding the foregoing, the Obligations of any Guarantor shall not include any Excluded Hedging Obligations of such Guarantor.

“Other Agreed Currency” means any currencies used in this Agreement other than dollars, Sterling or euros.

“Other Taxes” means any and all present or future recording, stamp, documentary excise, transfer, sales, property or similar taxes, charges or levies imposed by any Governmental Authority arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed as a result of a present or former connection between Administrative Agent, any Lender, the Issuing Bank or any other recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loans or Loan Document), including any interest, additions to tax or penalties applicable thereto.

“Parent Borrower” means Charles River Laboratories International, Inc., a corporation organized under the laws of Delaware.

“Participating Member State” means a member of the European Community that adopts or has adopted the euro as its currency in accordance with legislation of the European Community relating to Economic and Monetary Union Legislation.

“Payment” has the meaning assigned to such term in Section 8.06(c).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation as defined in section 4002 of ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means (subject to the application of Section 1.05 in the case of a Limited Condition Transaction) any acquisition, whether by purchase, merger, consolidation or otherwise of the majority of the assets of, or Capital Stock in, a Person or division or line of business or other business unit of a Person (and, in any event, including any investment in (x) any Subsidiary Borrower which serves to increase the Parent Borrower’s or any Subsidiary Borrower’s respective equity ownership in such Subsidiary Borrower or (y) any Joint Venture for the purpose of increasing the Parent Borrower’s or its relevant Subsidiary Borrower’s ownership interest in such Joint Venture) and relates to the business conducted by the Consolidated Entities as of the date hereof or in a business reasonably related thereto, if immediately after giving effect thereto: (a) both immediately before and immediately after giving effect to such acquisition and the incurrence or assumption of any Indebtedness in connection therewith, (i) subject to Section 1.04(b), the Parent Borrower shall be in compliance on a pro forma basis with the financial covenants set forth in Section 6.10 and 6.11 recomputed as at the last day of the most recently ended fiscal quarter of the Consolidated Entities as if such acquisition and related financings or other transactions had occurred on the first day of the period for testing such compliance, and (ii) no Event of Default shall have occurred and be continuing and (b) such acquisition shall not be actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose Capital Stock is to be acquired.

“Permitted Additional Indebtedness” means senior unsecured or subordinated Indebtedness, (a) the terms of which do not provide for any scheduled repayment, mandatory redemption, mandatory prepayment or sinking fund obligation prior to the Maturity Date in effect as at the time such Indebtedness is incurred (other than as a result of (i) customary escrow provisions, special mandatory redemption and similar provisions to facilitate advance funding conditioned on the future consummation of a Permitted Acquisition or other investment not prohibited by this Agreement (such financings, “Specified Prefunding Financings”), (ii) customary mandatory prepayments or repurchases for Indebtedness of such type (as determined by the Parent Borrower in good faith) and (iii) a change of control and acceleration rights after an event of default), (b) of which no Domestic Subsidiary of the Parent Borrower is a guarantor that is not a Guarantor and (c) subject to the application of Section 1.05 in the case of a Limited Condition Transaction, if on the date of the incurrence of such Indebtedness, (i) no Event of Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness and (ii) the Consolidated Entities are in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness with the covenants contained in Sections 6.10 and 6.11 recomputed as at the last day of the most recently ended fiscal quarter of the Consolidated Entities as if the incurrence of such Indebtedness and the application of the proceeds thereof had occurred on the first day of the period for testing such compliance.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower) purchased by the Parent Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Borrower from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness” means any unsecured notes issued by the Parent Borrower that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” and redemption-related increases and other customary changes thereto) of shares of common stock of the Parent Borrower (or other securities or property following a merger event or other change of the common stock of the Parent Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that the Indebtedness thereunder must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Event of Default shall exist or result therefrom, (ii) such Indebtedness is not guaranteed by any Consolidated Entity, (iii) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to other indebtedness or payment obligations of the Parent Borrower (such other indebtedness or payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least 30 days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such series of Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision and (iv) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness of such type (as determined by the board of directors of the Parent Borrower, or a committee thereof, in good faith).

“Permitted Encumbrances” means:

(a)               Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with Section 5.04;

(b)               carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that (i) are not overdue by more than 30 days or (ii) are being contested in compliance with Section 5.04;

(c)               pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)               deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)               judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII (and liens securing bonds or letters of credit posted to bond any such judgment); and

(f)                easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Consolidated Entity;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness or any obligation imposed pursuant to Section 430(k) of the Code or 303(k) of ERISA.

“Permitted Investments” means:

(a)               direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof);

(b)               investments in commercial paper;

(c)               investments in certificates of deposit, banker’s acceptances, time deposits, and money market deposit accounts issued or offered by a bank with total assets greater than $40 billion;

(d)               fully collateralized repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)               corporate obligations, bank obligations, Yankee bonds, medium-term notes and deposit notes;

(f)                municipal bonds, notes and commercial paper (taxable or tax exempt);

(g)               variable rate demand notes, puttable bonds and asset backed securities;

(h)               mutual funds investing predominantly in the Permitted Investments listed in subparagraphs (a) through (g) above;

(i)                 mutual funds to the extent the investment is made to mirror the liabilities in a deferred compensation plan of any Consolidated Entity;

(j)                 securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof in the jurisdiction of domicile of a Foreign Subsidiary; and

(k)               (i) investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Parent Borrower, are necessary or advisable to effect or maintain any Qualified Securitization Financing (including any contribution of replacement or substitute assets to such Subsidiary) or any repurchase obligation in connection therewith and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets, in each case, in connection with a Qualified Securitization Financing;

provided that:

(i)                 all Permitted Investments with an initial maturity of less than one year (other than Permitted Investments referred to in clauses (a), (h) and (i) above) shall bear a rating of at least A1 by S&P, P1 by Moody’s, F1 by Fitch or an equivalent rating by another local rating agency of similar standing; and

(ii)              all Permitted Investments with an initial maturity of one year or more (other than Permitted Investments referred to in clauses (a), (h), and (i) above) shall bear a rating of at least A by S&P, A2 by Moody’s, A by Fitch or equivalent rating by another local rating agency of similar standing; and

(iii)            all money market mutual funds shall bear a rating of at least AAAm by S&P, Aaa by Moody’s, or AAAmmf by Fitch or of an equivalent credit rating from these rating services or another local rating agency of similar standing; and

(iv)             all Permitted Investments with no credit rating shall be of substantially similar high credit quality;

provided further that any Permitted Investment listed in subparagraphs (a) through (g) above with a Lender is not required to meet the ratings in subparagraph (i) through (iv) above; provided further that at least 90% of all Permitted Investments at any time will have a maximum effective maturity of two years or less.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Parent Borrower substantially concurrently with any purchase by the Parent Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Agreement” means each pledge agreement delivered by the Parent Borrower or any applicable Material Domestic Subsidiary to the Administrative Agent, whereby such Person shall grant to the Administrative Agent a first-priority Lien on Indebtedness and Capital Stock held by such Person to secure the Obligations, which pledge agreement shall be substantially in the form of Exhibit D, as amended, supplemented, restated, amended and restated or otherwise modified from time to time or, in the case of any pledge agreement with respect to the pledge of any Capital Stock of a first-tier Foreign Subsidiary which is directly owned by the Parent Borrower or any Material Domestic Subsidiary, shall be in form and substance reasonably satisfactory to the Administrative Agent and its local counsel.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.20.

“QMA Notice” has the meaning set forth in the definition of “Qualifying Material Acquisition”.

“QMA Notice Date” means, with respect to any QMA Notice, the date on which such QMA Notice is delivered to the Administrative Agent.

“Qualified Keepwell Provider” means, in respect of any Hedging Obligation, each applicable Loan Party that, at the time the relevant Guarantee (or grant of the relevant security interest by, as applicable) becomes effective with respect to such Hedging Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Hedging Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the Parent Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent Borrower and the Securitization Subsidiary and (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Parent Borrower). The grant of a security interest in any Securitization Assets of the Parent Borrower or any of the Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying Material Acquisition” means any Additional Acquisition, or the last to occur of a series of two Additional Acquisitions consummated within a period of six consecutive months, if the aggregate amount of consideration for such Additional Acquisition (or if applicable, Additional Acquisitions) is in the aggregate at least $250,000,000 and the Parent Borrower has designated such transaction as a “Qualifying Material Acquisition” by written notice (a “QMA Notice”) to the Administrative Agent; provided that such QMA Notice shall be irrevocable and, subject to Section 6.04(e), the applicable QMA Notice Date must occur on or prior to the date that is 90 days after the consummation of such Additional Acquisition (or, if applicable, second Additional Acquisition) (such date of consummation, the “Consummation Date”).

“Receivables Financing Program” means a program under which any of the Consolidated Entities sell, transfer, encumber or otherwise dispose of accounts receivable and/or related ancillary rights or assets, or interests therein, without recourse (except for customary representations and customary non-credit dilution provisions) other than with respect to such Consolidated Entity’s retained interest in such accounts receivable and/or related ancillary rights or assets or interests therein, such program to have terms and conditions that are in the aggregate economically fair and reasonable to the Consolidated Entities (as determined by Borrower in good faith); provided that the aggregate outstanding attributed principal amount under such program shall not exceed $500,000,000 at any time.

“Receivables Subsidiary” means any single purpose, bankruptcy remote entity formed and operating solely in connection with a Receivables Financing Program permitted under this Agreement.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Consolidated Entity in an amount in excess of $25,000,000.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four RFR Business Days prior to such setting, (4) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (5) if such Benchmark is none of Term SOFR, the EURIBOR Rate, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 10.04(c).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any Other Agreed Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, Adjusted Term SOFR, (ii) with respect to any Term Benchmark Borrowing denominated in euros, the Adjusted EURIBOR Rate, or (iii) with respect to any RFR Borrowing, the Adjusted Daily Simple RFR.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in euros, the EURIBOR Screen Rate.

“Required Lenders” means, at any time, the holders of more than 50% of (a) until the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02), the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the total Revolving Credit Exposures.

“Revolving Commitment Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that in the case of Section 2.26 when a Defaulting Lender shall exist, “Revolving Commitment Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Commitment Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Revolving Commitment Period” means, with respect to a Revolving Facility, the period from and including the Tenth Amendment and Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments under such Revolving Facility.

“Revolving Commitments” means the USD Revolving Commitment and the Multicurrency Revolving Commitment, it being understood that with respect to each Revolving Lender with a USD Revolving Commitment and a Multicurrency Revolving Commitment, (a) the amount of such Lender’s total Revolving Commitment is equal to such Lender’s USD Revolving Commitment and (b) the amount of such Lender’s Multicurrency Revolving Commitment is a sublimit within such Lender’s total Revolving Commitment, as such commitment may be increased from time to time pursuant to Section 2.25.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount at such time of such Lender’s (a) USD Revolving Credit Exposure and (b) Multicurrency Revolving Credit Exposure.

“Revolving Facility” means each of the USD Revolving Facility and the Multicurrency Revolving Facility.

“Revolving Lenders” means the USD Revolving Lenders and the Multicurrency Revolving Lenders.

“Revolving Loans” means the USD Revolving Loans and the Multicurrency Revolving Loans.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) dollars, Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc.

“Sanctioned Countries” has the meaning assigned to such term in Section 3.07(b).

“Sanctioned Person” has the meaning assigned to such term in Section 3.07(b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Indebtedness on such date that is secured by the Collateral to (b) Consolidated EBITDA for the applicable Test Period.

“Secured Party” means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank, (d) each counterparty to a Hedging Agreement entered into with one or more of the Loan Parties if such counterparty was a Lender (or an affiliate of a Lender) at the time the Hedging Agreement was entered into, (e) each counterparty to a Cash Management Agreement entered into with one or more of the Loan Parties if such counterparty was a Lender (or an affiliate of a Lender) at the time the Cash Management Agreement was entered into (or if entered into prior to such Lender or affiliate thereof becoming a Lender hereunder, as designated in writing to the Administrative Agent as an Obligation) and (f) the successors and permitted assigns of each of the foregoing.

“Securitization Assets” means any accounts receivable, fee or royalty receivables, lease receivables, notes receivable or other similar instruments, chattel paper, mortgage receivable, revenue stream or other right of payment of any kind (each, a “Payment Right”), (b) any proceeds of any Payment Right, (c) any deposit or securities accounts into which primarily the proceeds of Payment Rights or related Securitization Assets are received, (d) all of the interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which gave rise to any Payment Right and all insurance contracts with respect thereto, (e) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of any Payment Right, whether pursuant to the contract related thereto or otherwise, together with all financing statements and security agreements describing any collateral securing any Payment Right, (f) all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Payment Right, whether pursuant to the contract related thereto or otherwise, (g) all contracts (including service contracts) and agreements associated with any Payment Right, (h) any other right or property that is related to, or accessory or incidental to, to any Payment Right, (i) all records related to the foregoing and (j) any Capital Stock of any Securitization Subsidiary and any applicable Securitization Subsidiary’s right title and interest in, to and under the documentation relating to a Securitization Financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Consolidated Entity in connection with any Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Parent Borrower or any of its Subsidiaries (as such underlying documentation may be amended, supplemented, modified, extended, renewed, restated or refunded from time to time) pursuant to which the Parent Borrower or any of its Subsidiaries sells, conveys or otherwise transfers or grants a security interest in its Securitization Assets to either (a) a Person that is not a Consolidated Entity or (b) a Consolidated Entity or Securitization Subsidiary that sells or grants a security interest in its Securitization Assets to a Person that is not a Consolidated Entity

(or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person).

“Securitization Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Qualified Securitization Financings and that engages only in activities reasonably related or incidental thereto, or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent Borrower or any subsidiary makes an investment and to which the Parent Borrower or any subsidiary transfers Securitization Assets.

“Security Agreement” means each security agreement delivered by the Parent Borrower or any applicable Material Domestic Subsidiary, whereby such Person shall grant to the Administrative Agent a first-priority Lien on its personal property to secure the Obligations, which security agreement shall be substantially in the form of Exhibit E, as amended, supplemented, restated, amended and restated or otherwise modified from time to time.

“Security Documents” means each Guarantee Agreement, each Security Agreement, each Pledge Agreement and each other security agreement, document and instrument from time to time executed and delivered to the Administrative Agent, pursuant to the terms of the Loan Documents.

“Similar Business” means (i) any business conducted by the Parent Borrower or any of its Subsidiaries on the Tenth Amendment and Restatement Effective Date, and any reasonable extension thereof, or (ii) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Parent Borrower and its Subsidiaries are engaged on the Tenth Amendment and Restatement Effective Date.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website. The term “SONIA” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Daily Simple RFR.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” has the meaning assigned to such term in Section 10.04(h).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent Borrower or any Subsidiary of the Parent Borrower that are customary in a Securitization Financing.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” shall mean the lawful currency of the United Kingdom.

“Subrogation Rights” has the meaning assigned to such term in Article IX.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, trust, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, trust, association or other entity (a) of which securities or other ownership or participation interests representing more than 50% of the equity or participation interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent Borrower and any subsidiary of the Parent Borrower created or acquired by the Parent Borrower after the date hereof.

“Subsidiary Borrower Debt Limit” means the Subsidiary Borrowers incurring aggregate Revolving Loans, Swingline Loans and Letters of Credit under this Agreement at any time in excess of the Dollar Equivalent of $2,000,000,000.

“Subsidiary Borrowers” means Charles River Laboratories, Inc., Charles River Laboratories Holdings Limited, Charles River Laboratories Luxembourg S.à.r.l and Charles River Nederland B.V.

“Subsidiary Borrowers’ Obligations” means the Obligations of the Subsidiary Borrowers.

“Super-Majority Facility Lenders” means, with respect to any Facility, the holders of more than 66-2/3% of the (i) aggregate unpaid principal amount of the Term Loans or (ii) aggregate unpaid principal amount of the total Revolving Credit Exposures, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 66-2/3% of the total Revolving Commitments).

“Supported QFC” has the meaning assigned to it in Section 10.20.

“Swingline Exposure” means, at any time, the sum of all USD Swingline Exposure and all Multicurrency Swingline Exposure.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan Maturity Date” means the maturity date requested by the Parent Borrower and/or a Subsidiary Borrower in connection with a Swingline Loan (which date shall in no event be later than the earlier of (a) 30 days after the date of such Borrowing thereof and (b) the Maturity Date).

“Swingline Loans” means the USD Swingline Loans and the Multicurrency Swingline Loans.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“TARGET” means the Trans-European Automated Real-time Gross settlement Express Transfer system.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Tenth Amendment and Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR or the Adjusted EURIBOR Rate.

“Term Commitment” means any commitment in respect of Incremental Term Loans.

“Term Facility” means the Term Loans to or for the benefit of the Borrowers made pursuant to the terms of this Agreement.

“Term Lenders” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loans” means any Incremental Term Loans.

“Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Reference Rate”.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S.

Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements (i) under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) or (ii) at the Parent Borrower’s election, are internally available (provided that if financial statements for such period have actually been delivered or are required to be delivered to the Administrative Agent, this prong (ii) shall not apply); it being understood and agreed that prior to the first delivery (or required delivery) of financial statements under Section 5.01(a) or Section 5.01(b), “Test Period” means the period of four consecutive fiscal quarters most recently ended for which financial statements of the Parent Borrower and its consolidated subsidiaries are available.

“Transactions” means the execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Treaty” means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the euro in one or more member states.

“Type” means when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR, the Adjusted EURIBOR Rate, the Adjusted Daily Simple RFR or the Alternate Base Rate.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.20.

“UK Borrower” means any Borrower (i) that is organized or formed under the laws of the United Kingdom or (ii) payments from which under this Agreement or any other Loan Document are subject to withholding taxes imposed by the laws of the United Kingdom.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD Revolving Commitment” means, with respect to each USD Revolving Lender, the commitment of such Lender to make USD Revolving Loans and to acquire participations in Letters of Credit and USD Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s USD Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.12, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 or (c) increased from time to time pursuant to Section 2.25. The amount of each Lender’s USD Revolving Commitment as of the Tenth Amendment and Restatement Effective Date is set forth on Schedule 2.04, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its USD Revolving Commitment as of the date of such Assignment and Assumption, as applicable. The aggregate amount of the Lenders’ USD Revolving Commitments as of the Tenth Amendment and Restatement Effective Date is $2,000,000,000.

“USD Revolving Commitment Percentage” means, with respect to any Revolving Lender, the percentage of the total USD Revolving Commitments represented by such Lender’s USD Revolving Commitment; provided that in the case of Section 2.26 when a Defaulting Lender shall exist, “USD Revolving Commitment Percentage” shall mean the percentage of the total USD Revolving Commitments (disregarding any Defaulting Lender’s USD Revolving Commitment) represented by such Lender’s USD Revolving Commitment. If the USD Revolving Commitments have terminated or expired, the USD Revolving Commitment Percentages shall be determined based upon the USD Revolving Commitments most recently in effect, giving effect to any assignments.

“USD Revolving Credit Exposure” means, with respect to any USD Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s USD Revolving Loans and its LC Exposure and USD Swingline Exposure at such time.

“USD Revolving Facility” means the USD Revolving Commitments and the extensions of credit made thereunder.

“USD Revolving Lenders” means the Persons listed on Schedule 2.04 under the heading “USD Revolving Lenders” and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“USD Revolving Loan” means a revolving credit loan denominated in dollars.

“USD Swingline Exposure” means, at any time, the aggregate principal amount of all USD Swingline Loans outstanding at such time. The USD Swingline Exposure of any Lender at any time shall be its USD Revolving Commitment Percentage of the total USD Swingline Exposure at such time.

“USD Swingline Loan” means a Loan denominated in dollars made pursuant to Section 2.07.

“Wholly-Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Parent Borrower and/or one or more other Wholly-Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.        Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”) or by Revolving Facility (e.g., a “USD Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”) or by Revolving Facility (e.g., a “USD Revolving Borrowing”).

SECTION 1.03.        Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. For the avoidance of doubt, with respect to a Person, the term “Affiliate” includes any other Person that becomes an “Affiliate” of such Person after the date hereof.

SECTION 1.04.        Accounting Terms; GAAP.

(a)               Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)               Notwithstanding anything to the contrary contained in this Section 1.04 or in the definition of “Finance Lease Obligations” or elsewhere in this Agreement, any change (prior to the date hereof or thereafter) in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.05.        Limited Condition Transactions. Notwithstanding anything to the contrary herein (including in connection with any calculation made on a pro forma basis), if the terms of this Agreement (other than the conditions set forth Section 4.02 to the incurrence of Revolving Loans or Swingline Loans or to the issuance, amendment, renewal or extension of Letters of Credit) require (i) compliance with any financial ratio or financial test (including, without limitation, any leverage ratio, coverage ratio and/or any financial covenant) and/or any cap expressed as a percentage of Consolidated EBITDA, (ii) accuracy of any representation or warranty and/or the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) compliance with any basket, as a condition to (A) the consummation of any transaction (including in connection with any acquisition or similar investment or the assumption or incurrence of Indebtedness) and/or (B) the making of any Disposition, in each case in connection with a Limited Condition Transaction, the determination of whether the relevant condition is satisfied may be made, at the election of the Parent Borrower, in the case of any acquisition or similar investment or any Disposition and any transaction related thereto (including the assumption or incurrence of Indebtedness in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended test period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, investment or Disposition or (y) the consummation of such acquisition, investment or Disposition, in each case, after giving effect to the relevant acquisition, investment, Disposition or other transaction on a pro forma basis (including, in each case, giving effect to the relevant transaction and any relevant Indebtedness (including the intended use of proceeds thereof) and giving pro forma effect to each other prospective Limited Condition Transaction that has been declared or for which definitive documents have been executed or notice has been provided), and no Default or Event of Default shall be deemed to have occurred solely as a result of an adverse change in such financial ratio or test occurring after the time such election is made (but any subsequent improvement in the applicable financial ratio or test may be utilized by the Parent Borrower or any Consolidated Entity). For the avoidance of doubt, if the Parent Borrower shall have elected the option set forth in clause (x) of any of the preceding clauses sentence in respect of any transaction, then the Parent Borrower shall be permitted to consummate such Limited Condition Transaction even if any applicable test or condition shall cease to be satisfied subsequent to the Parent Borrower’s election of such option. The provisions of this paragraph shall also apply in respect of the incurrence of any Revolving Commitment increase and/or Incremental Term Loan.

SECTION 1.06.        Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.18(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07.        Additional Currencies. Each Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed under Section 2.08; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into dollars. Such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank. Any such request shall be made to the Administrative Agent not later than 12:00 p.m. New York City time, ten Business Days prior to the date of the requested Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and the applicable Issuing Bank, in its or their sole discretion). The Administrative Agent shall promptly notify the applicable Issuing Bank thereof. The applicable Issuing Bank shall notify the Administrative Agent, not later than 12:00 p.m. New York City time, five Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit, as the case may be, in such requested currency. Any failure by the applicable Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Issuing Bank to issue the requested Letters of Credit in such requested currency at that time. If the Administrative Agent and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the applicable Borrower. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, the Administrative Agent shall promptly so notify the applicable Borrower.

SECTION 1.08.        Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II

The Credits

SECTION 2.01.        [Reserved].

SECTION 2.02.        Procedure for Term Loan Borrowings. Unless otherwise agreed in the applicable Incremental Amendment, to borrow Term Loans, the Parent Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., Local Time, three Business Days prior to the applicable date or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day prior to the applicable date) requesting that the Term Lenders make the Term Loans on the requested date of such Borrowing, which shall be a Business Day, and specifying the amount to be borrowed and, except in the case of ABR Borrowing of Term Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term Interest Period. Upon receipt of such Borrowing Request the Administrative Agent shall promptly notify each applicable Term Lender thereof. Not later than 10:00 a.m., New York City time on the date of such Borrowing, each Term Lender shall make available to the Administrative Agent at the applicable Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the applicable Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

SECTION 2.03.        [Reserved].

SECTION 2.04.        Revolving Commitments. (a) Subject to the terms and conditions set forth herein, each USD Revolving Lender agrees to make USD Revolving Loans to the Parent Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount that will not result in (i) such Lender’s USD Revolving Credit Exposure exceeding the amount of such Lender’s USD Revolving Commitment, (ii) the total USD Revolving Credit Exposure exceeding the total USD Revolving Commitment and (iii) the total Revolving Credit Exposure exceeding the total Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower may borrow, prepay and reborrow USD Revolving Loans.

(b)               Subject to the terms and conditions set forth herein, each Multicurrency Revolving Lender agrees to make Multicurrency Revolving Loans to the Parent Borrower and/or the Subsidiary Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount that will not result in (i) such Lender’s Multicurrency Revolving Credit Exposure exceeding the amount of such Lender’s Multicurrency Revolving Commitment, (ii) the total Multicurrency Revolving Credit Exposure exceeding the total Multicurrency Revolving Commitment, (iii) the Subsidiary Borrower Debt Limit to be exceeded and (iv) the total Revolving Credit Exposure exceeding the total Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower and/or the Subsidiary Borrowers may borrow, prepay and reborrow Multicurrency Revolving Loans.

SECTION 2.05.        Revolving Loans and Borrowings. (a) Each Revolving Loan under any Revolving Facility shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments under such Revolving Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders under each Revolving Facility are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)               Subject to Section 2.18, (i) each USD Revolving Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Parent Borrower may request in accordance herewith, (ii) each Multicurrency Revolving Borrowing denominated in euros shall be comprised entirely of Term Benchmark Loans as the applicable Borrower may request in accordance herewith and (iii) each Multicurrency Revolving Borrowing denominated in Sterling shall be comprised entirely of RFR Loans as the applicable Borrower may request in accordance herewith. Each USD Swingline Loan shall be an ABR Loan. Each Multicurrency Swingline Loan (x) denominated in euros shall be a Term Benchmark Loan and (y) denominated in Sterling shall be an RFR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)               At the commencement of each Interest Period for any Term Benchmark Borrowing or RFR Borrowing, such Borrowing shall be in an aggregate amount that is not less than (i) $1,000,000 and an integral multiple of $100,000 in excess thereof in the case of

Borrowings denominated in dollars, (ii) €1,000,000 and an integral multiple of €100,000 in excess thereof in the case of Borrowings denominated in euros and (iii) £1,000,000 and an integral multiple of £100,000 in excess thereof in the case of Borrowings denominated in Sterling. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Each Borrowing of Swingline Loans shall be in an amount that is not less than the Dollar Equivalent of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than an aggregate total of (i) fifteen Term Benchmark Borrowings denominated in dollars or euros and RFR Borrowings (other than Term Benchmark Borrowings or RFR Borrowings consisting of Multicurrency Swingline Loans), (ii) three Borrowings consisting of USD Swingline Loans and (iii) three Borrowings consisting of Multicurrency Swingline Loans.

(d)               Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.06.        Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 11:00 a.m., Local Time, five Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and signed by the applicable Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.05:

(i)                 the aggregate amount of the requested Borrowing;

(ii)              the Revolving Facility under which the Borrowing is to be made;

(iii)            the date of such Borrowing, which shall be a Business Day;

(iv)             in the case of a USD Borrowing, whether such Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing;

(v)               in the case of a Term Benchmark Borrowing or RFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)             the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.10.

If no election as to the Type of any USD Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested RFR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period ending on the date that is on the numerically corresponding day in the calendar month that is one month after the date of such Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.07.        Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in the Swingline Lender’s discretion, make Swingline Loans in dollars, Sterling or euros to the Parent Borrower and/or the Subsidiary Borrowers from time to time during the Revolving Commitment Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $45,000,000, (ii) the aggregate principal amount of outstanding USD Swingline Loans exceeding $25,000,000, (iii) the Dollar Equivalent of the aggregate principal amount of outstanding Multicurrency Swingline Loans exceeding $20,000,000, (iv) any Lender’s Revolving Credit Exposure exceeding the amount of such Lender’s Revolving Commitment or (v) the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that no Swingline Loan shall be made or requested to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower or the applicable Subsidiary Borrower may borrow, prepay and reborrow Swingline Loans.

(b)               To request a Swingline Loan, the Parent Borrower and/or the Subsidiary Borrowers shall notify the Administrative Agent of such request by telephone (confirmed by telecopy) (or transmit by electronic communication including an Approved Borrower Portal, if arrangements for such transmission have been approved by the Administrative Agent), not later than (x), in the case of a USD Swingline Loan, 2:00 p.m., New York City time, on the day of a proposed USD Swingline Loan and (y) in the case of the a Multicurrency Swingline Loan, 12:00 noon, London time, on the day of a proposed Multicurrency Swingline Loan. Each such notice shall be irrevocable and shall specify (x) the requested date (which shall be a Business Day), (y) whether such Swingline Loan shall be a USD Swingline Loan or Multicurrency Swingline Loan and the currency of such Swingline Loan and (z) the amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent Borrower and/or the Subsidiary Borrowers. If the Swingline Lender determines that it shall make such Swingline Loan, the Swingline Lender shall make each Swingline Loan available to the Parent Borrower and/or the Subsidiary Borrowers by means of a credit to the general deposit account of the Parent Borrower and/or the Subsidiary Borrowers with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e), by remittance to the Issuing Bank) by (x) in the case of a USD Swingline Loan, 3:00 p.m., New York City time, on the requested date of such USD Swingline Loan and (y) in the case of a Multicurrency Swingline Loan, 3:00 p.m., London time, on the requested date of such Multicurrency Swingline Loan.

(c)               The Swingline Lender may by written notice given to the Administrative Agent (x) in the case of a USD Swingline Loan, not later than 10:00 a.m., New York City time, on any Business Day require the USD Revolving Lenders to acquire participations on such Business Day in all or a portion of the USD Swingline Loans outstanding and (y) in the case of a Multicurrency Swingline Loan, not later than 12:00 noon, London time, on any Business Day require the Multicurrency Revolving Lenders to acquire participations on such Business Day in all or a portion of the Multicurrency Swingline Loans outstanding. Such notice shall specify the aggregate amount of USD Swingline Loans in which USD Revolving Lenders will participate and the aggregate amount of Multicurrency Swingline Loans in which Multicurrency Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each applicable Revolving Lender, specifying in such notice such Lender’s USD Revolving Commitment Percentage and/or Multicurrency Revolving Commitment Percentage, as applicable, of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s USD Revolving Commitment Percentage and/or Multicurrency Revolving Commitment Percentage, as applicable, of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.10 with respect to Loans made by such Lender (and Section 2.10 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Parent Borrower or the applicable Subsidiary Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Parent Borrower or the applicable Subsidiary Borrower (or other party on behalf of the Parent Borrower or the applicable Subsidiary Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent Borrower or the applicable Subsidiary Borrower of any default in the payment thereof.

SECTION 2.08.        Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit denominated in dollars, euro or Sterling for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Commitment Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by such Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, except to the extent permissible for a Person required to comply with Sanctions; (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.

(b)               Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $50,000,000, (ii) unless waived by the applicable Issuing Bank in its sole discretion, the LC Exposure of each Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Sub-Commitment, (iii) any Lender’s USD Revolving Credit Exposure exceeding the amount of such Lender’s USD Revolving Commitment and (iv) the total USD Revolving Credit Exposures shall not exceed the total USD Revolving Commitments.

(c)               Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (x) three years after the date of the issuance of such Letter of Credit and (y) the date that is 24 months after the Maturity Date; provided that 60 days prior to the Maturity Date the applicable Borrower shall deposit in an account with the Administrative Agent for the benefit of each applicable Issuing Bank and the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Administrative Agent may, at any time and from time to time after the initial deposit of such cash collateral, request that additional cash collateral be provided in order to protect against the results of exchange rate fluctuations. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time, (iii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations and (iv) provided that no Event of Default has occurred and is continuing, be released to the applicable Borrower to the extent that the funds on deposit exceed 105% of the LC Exposure.

(d)               Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the USD Revolving Lenders, the Issuing Bank hereby grants to each USD Revolving Lender, and each USD Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s USD Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each USD Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s USD Revolving Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Parent Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Parent Borrower for any reason; provided that, for the avoidance of doubt, each USD Revolving Lender may remit such payment to the Administrative Agent in dollars at the Dollar Equivalent of such LC Disbursement. Each USD Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)               Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.06 or 2.07 that such payment be financed with an ABR Revolving Borrowing or USD Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or USD Swingline Loan. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each USD Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s USD Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each USD Revolving Lender shall pay to the Administrative Agent its USD Revolving Commitment Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.10 with respect to Loans made by such Lender (and Section 2.10 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that USD Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such USD Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a USD Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a USD Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.

(f)                Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing (including the first sentence of this paragraph (f)) shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)               Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower in writing of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse the Issuing Bank and the USD Revolving Lenders with respect to any such LC Disbursement.

(h)               Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date repayment of such LC Disbursement is due in accordance with Section 2.08(e), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is due to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                 Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Parent Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the USD Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.16(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                 Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the applicable Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the USD Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to such Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations with respect to Letters of Credit under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of such Borrower under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid), together with any interest amount thereon, shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(k)               Transition of Existing Letters of Credit.

(i)                 Upon the Tenth Amendment and Restatement Effective Date, all Existing Letters of Credit shall be deemed to have ceased to be outstanding under the Existing Credit Agreement and shall be deemed instead to have been issued under this Agreement on the Tenth Amendment and Restatement Effective Date and to be outstanding under this Agreement.

(ii)              The Borrowers represent and warrant to the Administrative Agent, the Issuing Bank and the Lenders that Schedule 2.08(b) to this Agreement sets forth a true and complete listing of all Existing Letters of Credit.

SECTION 2.09.        Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Parent Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Parent Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Parent Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Parent Borrower, and that the Parent Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.10.        Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.07. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent or as otherwise designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving

Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)               Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the lesser of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the relevant Borrowing. If any such amount required to be paid by any Lender is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate set forth in the preceding sentence plus 3%. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.11.        Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing or RFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, (i) the applicable Borrower may elect to continue any Term Benchmark Borrowing or RFR Borrowing by electing successive Interest Periods therefore and (ii) the Parent Borrower may elect to convert any Borrowing denominated in dollars to a different Type, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Borrowings of Swingline Loans, which may not be converted or continued.

(b)               To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by the time and in the manner that a Borrowing Request would be required under Section 2.02 or 2.06, as the case may be, if such Borrower were requesting a Borrowing of the Type and currency resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and signed by the applicable Borrower; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent.

(c)               Each Interest Election Request shall specify the following information (and in the case of Revolving Borrowings, in compliance with Section 2.05):

(i)                 the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)              the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)            in the case of a Revolving Borrowing denominated in dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing; and

(iv)             if the resulting Borrowing is a Term Benchmark Borrowing or RFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests (A) a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration and (B) a RFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period ending on the date that is on the numerically corresponding day in the calendar month that is one month after the date of such Borrowing.

(d)               Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)               If the Parent Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in euro prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period the applicable Borrower shall be deemed to have elected to continue such Borrowing with an Interest Period of one month’s duration. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to an RFR Borrowing prior to the Interest Payment Date therefor, then, unless such RFR Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such RFR Borrowing shall automatically be continued as a RFR Borrowing bearing interest at a rate based upon the applicable Daily Simple RFR as of such Interest Payment Date with an Interest Period ending on the date that is on the numerically corresponding day in the calendar month that is one month after such Interest Payment Date. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing or RFR Borrowing, (ii) unless repaid, each Term Benchmark Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Term Benchmark Borrowing denominated in an Alternative Currency or RFR Borrowing shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than dollars or RFR Loans shall either be (A) converted to an ABR Borrowing denominated in dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan or RFR Loan, the Borrower shall be deemed to have elected clause (A) above.

SECTION 2.12.        Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b)               The Parent Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments under any Revolving Facility; provided that (i) each reduction of the Revolving Commitments under any Revolving Facility shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Parent Borrower shall not terminate or reduce the Revolving Commitments under a Revolving Facility if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.14, (i) the Multicurrency Revolving Credit Exposure of any Lender exceed the amount of such Lender’s Multicurrency Revolving Commitment, (ii) the USD Revolving Credit Exposure of any Lender exceeds the amount of such Lender’s USD Revolving Commitment, (iii) the total USD Revolving Credit Exposures would exceed the total USD Revolving Commitments or (iv) the total Multicurrency Revolving Credit Exposure would exceed the total Multicurrency Revolving Commitments.

(c)               The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any written notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the applicable Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of any Commitments shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

SECTION 2.13.        Repayment of Revolving Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay on the Maturity Date to the Administrative Agent for the

account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower. The Parent Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the applicable Swingline Loan Maturity Date; provided that (i) on each date that a USD Revolving Borrowing is made, the Parent Borrower shall repay all USD Swingline Loans then outstanding and (ii) on each date that a Multicurrency Revolving Borrowing is made, the Parent Borrower shall repay all Multicurrency Swingline Loans then outstanding.

(b)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)               The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)               The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

SECTION 2.14.        Optional Prepayments. (a) Subject to Section 2.20, each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)               The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) in writing (including through an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a RFR Borrowing, not later than 11:00 a.m., Local Time, five Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.12, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.12. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.05. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.17 and any break funding payments required by Section 2.19.

SECTION 2.15.        [Reserved].

SECTION 2.16.        Fees. (a) The Parent Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Tenth Amendment and Restatement Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the fifteenth Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of this Section 2.16(a), the unused amount of the Revolving Commitment of any Revolving Lender shall be deemed to be the excess of (x) the aggregate Revolving Commitment of such Lender over (y) the aggregate Revolving Credit Exposure of such Lender (exclusive of Swingline Exposure).

(b)               The Parent Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Term Benchmark Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Tenth Amendment and Restatement Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Parent Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Tenth Amendment and Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, administration, amendment, payment, negotiation, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth Business Day following such last day, commencing on the first such date to occur after the Tenth Amendment and Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)               The Parent Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

(d)               All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.17.        Interest. (a) The Loans comprising each ABR Borrowing (including each USD Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)               The Loans comprising each Term Benchmark Borrowing denominated in dollars shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)               The Loans comprising each Term Benchmark Borrowing denominated in euros shall bear interest at the Adjusted EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d)               The Loans comprising each RFR Borrowing denominated in Sterling (including each Multicurrency Swingline Loans denominated in Sterling) shall bear interest at Daily Simple RFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e)               The Multicurrency Swingline Loans denominated in euros shall bear interest at Daily Simple ESTR plus the Applicable Rate.

(f)                Notwithstanding the foregoing, immediately upon the occurrence of an Event of Default under Article VII(a), (b), (h) or (i), and in all other cases at the option of the Required Lenders which may be exercised following the occurrence of any other Event of Default, the Loans (and, to the extent permitted by law, overdue interest, fees and other amounts) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) in the case of overdue interest, fees and other amounts, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(g)               Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Commitment Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan or RFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h)               All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest computed with respect to Borrowings denominated in Sterling shall each be computed on the basis of a year of 365 days (or, except with respect to Borrowings denominated in Sterling, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR Adjusted EURIBOR Rate, SONIA, Daily Simple RFR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.18.        Alternate Rate of Interest.

(a)               Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.18, if:

(i)                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii)              the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, Adjusted Term SOFR or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.11 or a new Borrowing Request in accordance with the terms of Section 2.02 or Section 2.06, (A) for Loans denominated in dollars, (1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for Borrowings denominated in dollars is not also the subject of Section 2.18(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Borrowings denominated in dollars also is the subject of Section 2.18(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR

Borrowing shall instead be deemed to be a Borrowing Request for an ABR Borrowing and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.18(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.11 or a new Borrowing Request in accordance with the terms of Section 2.02 or Section 2.06, (A) for Loans denominated in dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for Borrowings denominated in dollars is not also the subject of Section 2.18(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Borrowings denominated in dollars also is the subject of Section 2.18(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(b)               Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.18), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to dollars for such Benchmark

Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)               Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)               The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.18.

(e)               Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a

Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)                Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for Borrowings denominated in dollars is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Borrowings denominated in dollars is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.18, (A) for Loans denominated in dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in dollars so long as the Adjusted Daily Simple RFR for dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (a) be prepaid by the Borrower on such day or (b) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.19.        Increased Costs. (a) If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, liquidity, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBOR Rate) or the Issuing Bank;

(ii)              impose on any Lender or the Issuing Bank or any interbank market any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)            subject any Lender or any Issuing Bank to any tax on its capital (or any similar tax) with respect to this Agreement, any Letter of Credit or any Loan made by it (except for Taxes described in clauses (b) through (e) of the definition of Excluded Taxes, Indemnified Taxes and Other Taxes covered by Section 2.21 and changes in the rate of tax on the overall net income or profits of such Lender or Issuing Bank);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. Nothing in this Section 2.19(a) shall override the provisions of Section 2.21.

(b)               If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital or liquidity adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)               A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)               Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.20.        Break Funding Payments.

(a)               In the event of (w) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (x) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (y) the failure to borrow any Term Benchmark Loan, continue as a Term Benchmark Loan or prepay any Term Benchmark Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.14(b) and is revoked in accordance therewith) or (z) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.23, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at Adjusted Term SOFR or the Adjusted EURIBOR Rate, as applicable that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Parent Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b)               With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (ii) the conversion of any RFR Loan other than on the Interest Payment Date applicable thereto, (iii) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.14 and is revoked in accordance therewith), (iv) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.23 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an

Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

SECTION 2.21.        Taxes.

(a)               Any and all payments by any Loan Party on account of any Obligation shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be deducted and withheld from any amounts payable to the Administrative Agent, a Lender or an Issuing Bank as determined in good faith by the applicable withholding agent, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, a Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law.

(b)               In addition, the applicable Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)               Each Loan Party shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any Obligation (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.21) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that such Loan Party shall not be obligated to make payment to the Administrative Agent, any Lender or the Issuing Bank pursuant to this Section 2.21 in respect of penalties, interest or other liabilities attributable to any Indemnified Taxes or Other Taxes, if (i) written demand for such payment has not been made by the Administrative Agent, Lender or Issuing Bank within 90 days from the date on which such party knew of the imposition of Indemnified Taxes or Other Taxes by the relevant Governmental Authority or (ii) such penalties, interest or other liabilities are attributable to the gross negligence or willful misconduct of the Administrative Agent, Lender or Issuing Bank, as the case may be. After the Administrative Agent, Lender or the Issuing Bank learns of the imposition of Indemnified Taxes or Other Taxes, such party will act in good faith to promptly notify the applicable Loan Party of its obligations hereunder. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)               As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)               If the Administrative Agent, any Lender or the Issuing Bank shall become aware that it is entitled to receive a refund from a relevant Governmental Authority in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party pursuant to this Section 2.21, it shall promptly notify such Loan Party of the availability of such refund and shall, within 90 days after receipt of a request by such Loan Party (whether as a result of notification that it has made to such Loan Party or otherwise), make a claim to such Governmental Authority for such refund at such Loan Party’s expense. If the Administrative Agent, any Lender or the Issuing Bank receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party pursuant to this Section 2.21, or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.21, it shall promptly notify such Loan Party of such refund and shall within 90 days from the date of receipt of such refund pay over the amount of such refund (including any interest paid or credited by the relevant Governmental Authority with respect to such refund) to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.21 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, Lender or the Issuing Bank; provided, however, that such Loan Party, upon the request of such party, agrees to repay the amount paid over to such Loan Party (plus penalties, interest or other charges due to the appropriate Governmental Authority in connection therewith) to such party in the event such party is required to repay such refund to such Governmental Authority. Nothing in this Section 2.21(e) shall require the Administrative Agent, any Lender or an Issuing Bank to make available its tax returns or any other information relating to its taxes that it deems to be confidential.

(f)                If any Loan Party determines in good faith that a reasonable basis exists for contesting the imposition of Taxes with respect to a Lender, the Administrative Agent or the Issuing Bank, the relevant Lender, the Administrative Agent or the Issuing Bank, as the case may be, shall use reasonable efforts to cooperate with such Loan Party in challenging such Taxes at such Loan Party’s expense if requested by such Loan Party.

(g)               The Administrative Agent, any Lender and the Issuing Bank shall use reasonable efforts to comply timely with any certification, identification, information, documentation or other reporting requirements if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Indemnified Taxes or Other Taxes arising under non-U.S. tax law for which any Loan Party is required to pay any additional amounts payable to or for the account of the Administrative Agent, any Lender and the Issuing Bank pursuant to this Section 2.21; provided that complying with such requirements would not be materially more onerous (in form, in procedure or in the substance of information disclosed) to the Administrative Agent, any Lender and the Issuing Bank than complying with the comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice.

(i)                 In addition, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA including those contained in Section 1471(b) or 1472(b) of the Code, such Lender shall deliver to the Administrative Agent and the Loan Party such forms or other documents (including as prescribed in Section 1471(b)(3)(C)(i) of Code) as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, (and at the time or times prescribed by applicable law or as reasonably requested) as may be necessary for the Administrative Agent or such Loan Party, as applicable, to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)               Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, each Foreign Lender shall deliver to the relevant Loan Party and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service (“IRS”) Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms) or, in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit G and the applicable Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Foreign Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement and the other Loan Documents. Any Lender that is a U.S. Person shall deliver two copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax. Such forms shall be delivered by each applicable Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the relevant Loan Party at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Loan Party (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(i)                 For any period with respect to which a Lender has failed to provide the relevant Loan Party or the Administrative Agent with the appropriate form as required by Section 2.21(g), (h) or (j) (whether or not such Lender is lawfully able to do so, unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be delivered), such Lender shall not be entitled to indemnification under Section 2.21(a) or (b) with respect to Indemnified Taxes; provided that if a Lender, otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to U.S. withholding taxes because of its failure to deliver a form required hereunder, the applicable Loan Party shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes at the Lender’s expense.

(j)                 (i) Subject to (ii) below, each Lender and each UK Borrower which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(ii)       (A) A Lender on the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent; and

(B) a Lender which becomes a Lender hereunder after the day on which this Agreement closes that (x) holds a passport under the HMRC DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent, and

(C) Upon satisfying either clause (A) or (B) above, such Lender shall have satisfied its obligation under paragraph (j)(i) above.

(iii)       If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (j)(ii) above, and:

(A) each UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender; or

(B) each UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but:

(1) such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(2) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;

and in each case, such UK Borrower has notified that Lender in writing of either (1) or (2) above, then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(iv) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (j)(ii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(v) Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(vi) Each Lender shall notify the Borrower and Administrative Agent if it determines in its sole discretion that it is ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Borrower hereunder.

(k)               Each Lender or Issuing Bank shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Lender or Issuing Bank, as applicable, and that are payable or paid by the Administrative Agent (other than such amounts which are paid or indemnified by Section 2.21(a) or Section 2.21(c)), together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto payable or paid by the Administrative Agent, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Administrative Agent shall be conclusive absent manifest error.

(l)                 For purposes of determining withholding Taxes imposed under FATCA, from and after the Tenth Amendment and Restatement Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.22.        Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)               Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.19, 2.20 or 2.21, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office specified in Section 10.01, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.19, 2.20, 2.21 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All principal and interest payments in respect of any Loan shall be made in the currency in which such Loan was made and all other payments hereunder shall be made in dollars.

(b)               Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Loans under any Facility shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders under such Facility. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans under the Term Facility, at the option of the Borrower, either (i) pro rata based upon the respective then remaining principal amounts thereof or (ii) in reverse order starting with the payment due on the Maturity Date. Amounts prepaid on account of Term Loans may not be reborrowed.

(c)               If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(d)               If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Loans or participations in LC Disbursements or Swingline Loans, as the case may be, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender holding Term Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans, in each case in the same currency, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Loans and/or participations in LC Disbursements and Swingline Loans of other Lenders holding Term Loans, Revolving Loans and/or participations in LC Disbursements and Swingline Loans in such currency to the extent necessary so that the benefit of all such payments shall be shared by the Lenders holding Term Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans in such currency, respectively, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans in such currency; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (d) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the applicable Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)               Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the lesser of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If any such amount required to be paid by any Lender or the Issuing Bank is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender or Issuing Bank receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender or Issuing Bank, on demand, such amount with interest thereon calculated from such due date at the rate set forth in the preceding sentence plus 3%.

(f)                If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03, 2.07(c), 2.08(d) or (e), 2.10(b) or 2.22(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. Any amounts so applied shall nevertheless discharge the obligations of the applicable Borrower to such Lender to the extent of such application.

SECTION 2.23.        Mitigation Obligations; Replacement of Lenders.

(a)               If any Lender requests compensation under Section 2.19, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.21, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.19 or 2.21, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; the mere existence of such costs and expenses shall not be deemed to be disadvantageous to such Lender.

(b)               If any Lender requests compensation under Section 2.19, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.21, or if any Lender becomes a Defaulting Lender, or if any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.02 requires the consent of all of the Lenders or all of the affected Lenders and with respect to which the Required Lenders shall have granted their consent, then the applicable Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee shall be identified to such Lender by the applicable Loan Party and may be another Lender, if a Lender accepts such assignment); provided that (i) such Loan Party shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and the Swingline Lender), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Loan Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.21, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling such Loan Party to require such assignment and delegation cease to apply.

SECTION 2.24.        Prepayments Required Due to Currency Fluctuation. (a) Not later than 1:00 p.m., New York City time, on the last Business Day of each fiscal quarter of the Consolidated Entities or at such other time as is reasonably determined by the Administrative Agent (the “Calculation Time”), the Administrative Agent shall determine the Dollar Equivalent of the total USD Revolving Credit Exposures and Multicurrency Revolving Credit Exposures outstanding as of such date.

(b)       If at the Calculation Time, the Dollar Equivalent of (i) the total outstanding USD Revolving Credit Exposures exceed the total USD Revolving Commitments then in effect or (ii) the total outstanding Multicurrency Revolving Credit Exposures exceeds the total Multicurrency Revolving Commitments then in effect, in each case, by 5% or more, then within five Business Days of notice to the applicable Borrower thereof, such Borrower shall (A) in the case of clause (i) above, prepay USD Revolving Loans or USD Swingline Loans or cash collateralize the outstanding Letters of Credit in an aggregate principal amount at least equal to such excess and (B) in the case of clause (ii) above, prepay Multicurrency Revolving Loans or Multicurrency Swingline Loans in an aggregate principal amount at least equal to such excess. Nothing set forth in this Section 2.24(b) shall be construed to require the Administrative Agent to calculate compliance under this Section 2.24(b) other than at the times set forth in Section 2.24(a).

SECTION 2.25.        Expansion Option.

(a)               The Borrowers may from time to time elect to increase the Revolving Commitments (including the USD Revolving Commitments and/or Multicurrency Revolving Commitments) or enter into one or more tranches (or additional tranches) of term loans (each, an “Incremental Term Loan”), in each case in a minimum amount of $10,000,000 and an integral multiple of $5,000,000 in excess thereof so long as, after giving effect thereto, the aggregate amount of such Revolving Commitment increases and all such Incremental Term Loans does not exceed the Incremental Cap. The Borrowers may arrange for any such Revolving Commitment increase or Incremental Term Loan to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), which agree, each in its sole discretion, to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Parent Borrower and the Administrative Agent and, except in the case of an Incremental Term Loan, the Swingline Lender and the Issuing Banks, which approvals shall not be unreasonably withheld, delayed or conditioned and (ii) (A) in the case of an Increasing Lender, a Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit F-1, and (B) in the case of an Augmenting Lender, a Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit F-2 hereto. No consent of any Lender (other than the Lenders participating in such Revolving Commitment increase or Incremental Term Loan) shall be required for any such increase or Incremental Term Loan pursuant to this Section 2.25.

(b)               Revolving Commitment increases, new Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.25 shall become effective on the date agreed by the applicable Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or Incremental Term Loan shall become effective under this paragraph unless (i) on the proposed date of the effectiveness of such Revolving Commitment increase or Incremental Term Loan (or such earlier date as specified in Section 1.05), (A) the Borrower shall represent that the conditions set forth in paragraphs (a) and (b) of Section 4.02 are satisfied both before and immediately after giving effect to such Revolving Commitment increase or Incremental Term Loan or waived by the Required Lenders, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Parent Borrower and (B) the Parent Borrower shall be in pro forma compliance with the Leverage Ratio covenant set forth in Section 6.11, recomputed as at the last day of the most recently ended fiscal quarter of the Consolidated Entities as if such financings and the use of proceeds thereof had occurred on the first day of the period for testing such compliance, and (ii) the Administrative Agent shall have received documents (including legal opinions) consistent with those delivered on the Tenth Amendment and Restatement Effective Date as to the corporate power and authority of the applicable Borrowers to borrow hereunder immediately after giving effect to such Revolving Commitment increase or Incremental Term Loan.

(c)               On the effective date of any increase in the Revolving Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other applicable Lenders, as being required in order to cause, after giving effect to such Revolving Commitment increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Revolving Commitment Percentage, USD Revolving Commitment Percentage and Multicurrency Revolving Commitment Percentage, as applicable, of such outstanding Revolving Loans, and (ii) the Parent Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving

Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, in accordance with the requirements of Section 2.06). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the applicable Borrower pursuant to the provisions of Section 2.20 if the deemed payment occurs other than on the last day of the related Interest Periods.

(d)               The Incremental Term Loans (i) shall rank pari passu in right of payment with the Revolving Loans, (ii) shall not mature earlier than the Maturity Date (but may have amortization prior to such date), (iii) shall be (x) if secured, secured only by assets constituting Collateral on a pari passu basis or, at the Borrower’s option, a junior basis and shall benefit ratably from the Guarantees under the Guarantee Agreements or (y) unsecured and shall benefit ratably from the Guarantees under the Guarantee Agreement and (iv) shall be treated substantially the same as the Revolving Loans; provided that (x) the terms and conditions applicable to any Incremental Term Loan may provide for material additional or different financial or other covenants or prepayment requirements (I) if applicable only during periods after the Maturity Date or (II) if such terms constitute market terms and conditions (as determined by the Parent Borrower in good faith) at the time of incurrence of such Incremental Term Loan or the obtaining of any commitment with respect thereto and (y) the Incremental Term Loans may be priced differently than the Revolving Loans (including with respect to interest rates and/or fees, premiums and/or original issue discount).

(e)               Incremental Term Loans and Revolving Commitment Increases may be made hereunder pursuant to an amendment or restatement (an “Incremental Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Increasing Lender participating in such Incremental Term Loan or Revolving Commitment Increase, if any, each Augmenting Lender participating in such Incremental Term Loan or Revolving Commitment Increase, if any, and the Administrative Agent. Each Incremental Amendment may, without the consent of any other Lenders, effect such administrative, technical or conforming amendments to this Agreement and the other Loan Documents (or other amendments as agreed by the Administrative Agent and the applicable Borrower), in each case as may be necessary or appropriate to effect the provisions of this Section 2.25. Nothing contained in this Section 2.25 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.26.        Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)               fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.16;

(b)               the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Facility Lenders, the Super-Majority Facility Lenders or the Required Lenders have taken or may take any action hereunder

(including any consent to any amendment or waiver pursuant to Section 10.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Commitment of any such Defaulting Lender, shall require the consent of such Defaulting Lender;

(c)               if any Swingline Exposure exists or LC Exposure is outstanding at the time a Revolving Lender becomes a Defaulting Lender then:

(i)                 all or any part of such USD Swingline Exposure and LC Exposure shall be reallocated pro-rata among the non-Defaulting Lenders that are USD Revolving Lenders in accordance with their relative USD Revolving Commitment Percentage, but only to the extent (x) the sum of all such non-Defaulting Lenders’ USD Revolving Credit Exposure does not exceed the total of all such non-Defaulting Lenders’ USD Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time,

(ii)              all or any part of such Multicurrency Swingline Exposure shall be reallocated pro-rata among the non-Defaulting Lenders that are Multicurrency Revolving Lenders in accordance with their relative Multicurrency Revolving Commitment Percentage, but only to the extent (x) the sum of all such non-Defaulting Lenders’ Multicurrency Revolving Credit Exposure does not exceed the total of all such non-Defaulting Lenders’ Multicurrency Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time,

(iii)            to the extent the reallocation described in the preceding clause (i) cannot be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such USD Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in this Agreement for so long as such LC Exposure is outstanding, and

(iv)             to the extent the reallocation described in the preceding clause (ii) cannot be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent prepay such Multicurrency Swingline Exposure;

(d)               (i) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.26(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.16 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(ii)              if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.26(c), then the fees payable to the Lenders pursuant to Section 2.16 shall be adjusted proportionately to reflect such reallocation; or

(iii)            if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 4.16(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender pursuant to Section 2.16 with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(e)                so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it has received assurances satisfactory to it that non-Defaulting Lenders that are Revolving Lenders will cover the related exposure and/or the Borrowers have provided cash collateral in respect of the exposure of such Defaulting Lender satisfactory to it, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders that are Revolving Lenders in a manner consistent with Section 2.22(c)(i) (and Defaulting Lenders shall not participate therein); and

(f)                 any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 10.08 but excluding Section 2.23) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Swingline Lender or Issuing Bank hereunder, (iii) third, if so determined by the Administrative Agent or requested by the Swingline Lender or Issuing Bank, in the case of amounts payable to such Defaulting Lender that is a Revolving Lender, held in such account as cash collateral for future funding obligations of such Defaulting Lender in respect of any existing participating interest in any Swingline Loan or Letter of Credit then outstanding, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Parent Borrower, in the case of amounts payable to such Defaulting Lender that is a Revolving Lender, held in such account as cash collateral for future funding obligations of such Defaulting Lender in respect of any Loans or Letters of Credit made or issued thereafter under this Agreement, (vi) sixth, to the payment of any amounts owing to the Revolving Lenders or the Swingline Lender or any Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any such Revolving Lender or the Swingline Lender or any Issuing Bank, as the case may be, against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders holding such Loans so prepaid and LC Disbursements so reimbursed pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(g)               In the event that the Administrative Agent, each Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender that is a Revolving Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for each Revolving Lender to hold such Revolving Loans in accordance with its USD Revolving Commitment Percentage and Multicurrency Revolving Commitment Percentage, as applicable.

SECTION 2.27.        Existing Loans and Commitments. Notwithstanding anything to the contrary herein, all loans and commitments of each lender under the Existing Credit Agreement that (a) is not a Lender upon the effectiveness of this Agreement (an “Exiting Lender”) or (b) is such a Lender but whose applicable commitments under the Existing Credit Agreement are greater than such Lender’s applicable Commitments under this Agreement, shall be reallocated (in the case of clause (b) to the extent of the applicable reduction) among the Lenders on the Tenth Amendment and Restatement Effective Date in accordance with Schedules 2.01 and 2.04, respectively and shall be deemed to have remained outstanding at all times. For the avoidance of doubt, upon the effectiveness of this Agreement, any Lender on the Tenth Amendment and Restatement Effective Date with a Multicurrency Revolving Commitment and/or USD Revolving Commitment in excess of its Multicurrency Revolving Commitment and/or USD Revolving Commitment, respectively, immediately prior to the effectiveness of this Agreement, in each case, shall fund to the Administrative Agent for the account of each lender under the Existing Credit Agreement that (x) is an Exiting Lender or (y) is a Lender hereunder but whose applicable commitments under the Existing Credit Agreement are less than such Lender’s applicable Commitments under this Agreement, in each case, the amounts necessary to effect the reallocation contemplated by the previous sentence. Any modifications to this Agreement requiring the consent of all Lenders or all affected Lenders (but, for the avoidance of doubt, not Required Lenders) shall be deemed to have been provided by the Lenders hereto on the Tenth Amendment and Restatement Effective Date and for purposes of such voting all Exiting Lenders shall have been deemed to have assigned their Loans and Commitments under the Existing Credit Agreement immediately prior to such amendment as set forth above and in compliance with Section 2.23 (for the avoidance of doubt, waiving any applicable requirements of Section 10.04).

ARTICLE III

Representations and Warranties

The Parent Borrower represents and warrants to the Lenders (as to itself and its subsidiaries) that:

SECTION 3.01.        Organization; Powers. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Consolidated Entities is duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its property and to carry on its business as now conducted and is qualified to do business in, and is in good standing (or its equivalent) in, every jurisdiction where such qualification is required. Schedule 3.01 sets forth the correct and complete list of each Subsidiary, as of the Tenth Amendment and Restatement Effective Date, indicating (a) its jurisdiction of organization, (b) its ownership (by holder and percentage interest), (c) its business and primary geographic scope of operation and (d) whether such Subsidiary is a Material Subsidiary.

SECTION 3.02.        Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership, limited liability company or trust powers and have been duly authorized by all necessary corporate and, if required, stockholder, partner, member or beneficiary action. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally, general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

SECTION 3.03.        Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or those which the failure to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Consolidated Entity or any order or decree of any Governmental Authority binding on or affecting any Consolidated Entity where such violation of such order or decree, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Consolidated Entity or any of its assets, or give rise to a right thereunder to require any payment to be made by any Consolidated Entity, where such violation or result, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Consolidated Entity, except pursuant to the terms of any Loan Document or any Lien permitted, or not prohibited, under this Agreement.

SECTION 3.04.        Financial Condition; No Material Adverse Change. (a) The Parent Borrower has heretofore furnished to the Lenders the audited consolidated balance sheets of the Consolidated Entities and the related statements of income, stockholders equity and cash flows as of and for the fiscal years ended December 30, 2023, December 31, 2022 and December 25, 2021 reported on by PriceWaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Consolidated Entities as of such dates and for such periods in accordance with GAAP.

(b)               Except for Disclosed Matters, since December 30, 2023, there has been no change that would reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.        Properties. (a) Each of the Consolidated Entities has good title to, or valid leasehold interests in, all its real and personal property material to its business reflected in the financial statements described in Section 3.04, except for Permitted Encumbrances and other defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)               Each of the Consolidated Entities owns, or is licensed to use, all trademarks, tradenames, service marks, service names, copyrights, patents, domain names and other intellectual property material to its business to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Consolidated Entities, the use thereof by the Consolidated Entities does not infringe upon the rights of any other Person, and, to the knowledge of Consolidated Entities, no Person has infringed upon the rights of the Consolidated Entities thereto, in each case where such infringement, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.06.        Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting any Consolidated Entities (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions.

(b)               Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Consolidated Entity (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) to the knowledge of the Borrower, has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07.        Compliance with Laws and Agreements(a). (a) Each of the Consolidated Entities is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

(b)               No Loan Party or any Subsidiary nor, to the knowledge of any Loan Party, any director or officer thereof, or, any employee thereof who will act in any capacity in connection with the credit facility established hereby (i) is a Person identified on any of the lists of designated

Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (ii) is organized, located or resident in a country, region or territory that is the subject or the target of any Sanctions (currently, the so-called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria) (collectively, “Sanctioned Countries”), (iii) is a Person owned 50 percent or more by any Person or Persons described in clauses (i), or (iv) any Person otherwise the subject of any Sanctions (each such Person described in the foregoing clauses (i) through (iv), a “Sanctioned Person”).

(c)               Each Loan Party and its Subsidiaries (i) is in compliance, in all material respects, with Anti-Corruption Laws and applicable Sanctions and (ii) have instituted and maintain policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws and applicable Sanctions. To the knowledge of any Loan Party, no Loan Party or any Subsidiary, nor any director, officer, or employee thereof has violated any Anti-Corruption Laws, except to the extent that would not result in any material violation of any applicable anti-corruption law.

SECTION 3.08.        Investment Company Status. No Consolidated Entity is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

SECTION 3.09.        Taxes. Each of the Consolidated Entities has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Consolidated Entity has set aside on its books adequate reserves in conformity with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.        ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as disclosed on Schedule 3.10, as of the date of the most recent actuarial report for each Domestic Plan (i) the present value of the accumulated benefit obligation under each Domestic Plan did not exceed by more than $60,000,000 the fair market value of the assets of such Domestic Plan (determined in both cases using the applicable assumptions under FASB ASC Topic 715-30) and (ii) the present value of all accumulated benefit obligations of all underfunded Domestic Plans did not exceed by more than $85,000,000 the fair market value of the assets of all such underfunded Domestic Plans (determined in both cases using the applicable assumptions under FASB ASC Topic 715-30). The present value of the projected benefit obligation under each Foreign Plan did not, as of the close of its most recent plan year, exceed the fair market value of the assets of such Foreign Plan allocable to such benefit obligation (determined in both cases using the applicable assumptions under FASB ASC Topic 715-30), and the present value of all projected benefit obligations of all underfunded Foreign Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Foreign Plans (determined in both cases using the applicable assumptions under FASB ASC Topic 715-30), except, in each case, to the extent that any such excess of the present value of the projected benefit obligations over the fair market value of the applicable assets would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

SECTION 3.11.        Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Consolidated Entity to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being acknowledged and agreed by the Administrative Agent and the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results).

SECTION 3.12.        Security Documents. The Security Documents are effective to create in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders a legal, valid and enforceable Lien on the Collateral described therein as security for the Obligations (subject to the limitations, exceptions and qualifications set forth in the Loan Documents); provided that, upon the occurrence of an Investment Grade Event, such Liens created by the Security Documents shall be released in accordance with Section 10.15 hereof.

SECTION 3.13.        Federal Reserve Regulations. (a) No Consolidated Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of buying or carrying Margin Stock (as defined under Regulation U).

(b)       No part of the proceeds of any Loan, and no Letter of Credit, will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.14.        Solvency. Immediately after the consummation of the Transactions (a) the fair value of the assets of each Loan Party at a fair valuation will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, considering all financing alternatives and potential asset sales reasonably available to such Loan Party; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, considering all financing alternatives and potential asset sales reasonably available to such Loan Party; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Tenth Amendment and Restatement Effective Date.

ARTICLE IV

Conditions

SECTION 4.01.        Tenth Amendment and Restatement Effective Date . The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)               The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)               The Administrative Agent (or its counsel) shall have received from the parties to any (i) Guarantee Agreement, (ii) Pledge Agreement and (iii) Security Agreement either (x) a counterpart of each such agreement and the Acknowledgement and Confirmation Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of each such agreement) that such party has signed a counterpart of each such agreement and the Acknowledgement and Confirmation Agreement.

(c)               [Reserved]

(d)               The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Tenth Amendment and Restatement Effective Date) from counsel to the Parent Borrower and its Subsidiaries as follows:

(i)                 Davis Polk & Wardwell LLP, special New York counsel, substantially in the form of Exhibit B-1;

(ii)              Matthew Daniel, General Counsel for the Consolidated Entities, substantially in the form of Exhibit B-2;

(iii)            HVG Law B.V., special Dutch counsel, substantially in the form of Exhibit B-3;

(iv)             Arendt & Medernach SA, special Luxembourg counsel, substantially in the form of Exhibit B-4;

(v)               Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel, substantially in the form of Exhibit B-5; and

(vi)             Simpson Thacher & Bartlett LLP, special UK counsel.

The Parent Borrower hereby requests such counsel to deliver such opinion.

(e)               [Reserved]

(f)                The Administrative Agent (or its counsel) shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to each Loan Party, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(g)               The Administrative Agent shall have received a certificate, dated as of the Tenth Amendment and Restatement Effective Date and signed by the President, a Vice President or the Financial Officer of the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(h)               All consents and approvals necessary to be obtained from any Governmental Authority or other Person in connection with the financing contemplated hereby and the continuing operation of the Consolidated Entities shall have been obtained and be in full force and effect.

(i)                 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Tenth Amendment and Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(j)                 Each Lender shall have received, at least five Business Days prior to the Tenth Amendment and Restatement Effective Date, all applicable documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) which is requested by such Lender at least ten Business Days prior to the Tenth Amendment and Restatement Effective Date.

(k)               The Parent Borrower and its Subsidiaries shall be solvent on a consolidated basis after giving effect to the Transactions and the Administrative Agent (or its counsel) shall have received a certificate from the chief financial officer of the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent certifying to the effect thereof.

(l)                 All actions necessary to establish that the Administrative Agent will continue to have a perfected first priority security interest in the Collateral (subject to Liens permitted by Section 6.02) shall have been taken, and the Administrative Agent (or its counsel) shall have received a perfection certificate dated the Tenth Amendment and Restatement Effective Date in form and substance satisfactory to the Administrative Agent in respect of the Loan Parties and the Collateral.

SECTION 4.02.        Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including on the Tenth Amendment and Restatement Effective Date), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions (subject, in the case of Borrowings of Incremental Term Loans, to Section 2.25):

(a)               The representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (if not qualified as to materiality or Material Adverse Effect) or in any respect (if so qualified) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)               At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and there shall be no laws, rules, regulations or orders that would cause the making or maintaining of such Loan or such Letter of Credit to be unlawful or otherwise unenforceable.

(c)               In the case of a Borrowing of Loans, the applicable Borrower shall have delivered a notice of borrowing to the Administrative Agent in compliance with Section 2.02 or 2.06, as applicable.

(d)               In the case of the Borrowing of the initial Loans, the Administrative Agent shall have received evidence satisfactory to it that, substantially simultaneously with the funding of the initial Loans, the applicable Borrower or Borrowers shall have paid to the Administrative Agent, for the account of the lenders or agents entitled to such amounts, all accrued interest, fees and other amounts owing under the Existing Credit Agreement. The parties hereto that are Existing Lenders hereby waive any provision under the Existing Credit Agreement requiring advance written notice in order to repay any “Loans” or terminate any “Commitments” under and as defined in the Existing Credit Agreement.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. For the avoidance of doubt, the foregoing conditions set forth in this Section 4.02 shall be subject to the limitations set forth in Sections 1.05.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or cash collateralized to the satisfaction of the Administrative Agent) and all LC Disbursements shall have been reimbursed, the Parent Borrower (as to itself and its subsidiaries) covenants and agrees with the Lenders that:

SECTION 5.01.        Financial Statements and Other Information. The Parent Borrower will furnish to the Administrative Agent and each Lender:

(a)               within the period within which the Parent Borrower is required to deliver its annual report on Form 10-K under the Exchange Act and the regulations promulgated by the SEC thereunder for of each fiscal year of the Consolidated Entities, its audited consolidated and unaudited consolidating balance sheets of the Consolidated Entities and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all such consolidated financial statements being reported on by PriceWaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (in each case, except for any qualification or exception resulting from the maturity of any Indebtedness of the Parent Company or any Consolidated Entity within the twelve-month period following the relevant audit date)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Consolidated Entities on a consolidated basis in accordance with GAAP consistently applied and certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Consolidated Entities in accordance with GAAP consistently applied;

(b)               within the period within which the Parent Borrower is required to deliver its quarterly report on Form 10-Q under the Exchange Act and the regulations promulgated by the SEC thereunder for each of the first three fiscal quarters of the Consolidated Entities, its consolidated and consolidating balance sheets of the Consolidated Entities and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding date or period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Consolidated Entities in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)               [reserved]

(d)               concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of its Financial Officer certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and attaching reasonably detailed calculations of the Interest Coverage Ratio and the Leverage Ratio as at the end of fiscal year or quarter to which such financial statements relate;

(e)               [reserved]

(f)                promptly after the same become publicly available, copies of all material periodic and other reports, proxy statements, registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Parent Borrower with the Securities and Exchange Commission or with any national securities exchange; provided that no delivery shall be required hereunder with respect to any of the foregoing to the extent that such are publicly available via EDGAR or another publicly available reporting service; and

(g)               promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Consolidated Entity (including without limitation any information required under the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

The information required to be delivered by paragraphs (a), (b) and (f) of this Section 5.01 shall be deemed to have been delivered on the date on which the Parent Borrower posts such information on its website on the Internet at www.criver.com or when such information is posted on the SEC’s website on the Internet at www.sec.gov; provided that the Parent Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders); provided further, that the Parent Borrower shall deliver paper copies of any such information to the Administrative Agent if the Administrative Agent or any Lender requests the Parent Borrower to deliver such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

SECTION 5.02.        Notices of Material Events. The Parent Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)               the occurrence of any Default;

(b)               the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Consolidated Entity or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)               the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Consolidated Entities that would reasonably be expected to result in a Material Adverse Effect; and

(d)               any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of its Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.        Existence; Conduct of Business. Each Consolidated Entity will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business (except, in the case of this clause (ii), where failure to do so would not reasonably be expected to result in a Material Adverse Effect); provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or closure of a division permitted under Section 6.03.

SECTION 5.04.        Payment of Obligations. Each Consolidated Entity will pay its obligations, including Tax liabilities, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Consolidated Entity has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.        Maintenance of Properties; Insurance. Each Consolidated Entity will (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.        Books and Records; Inspection Rights. Each Consolidated Entity will keep proper books of record and account required for the Parent Borrower to deliver the financial statements and information required by Section 5.01. Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (and by this provision each Loan Party authorizes such accountants to discuss with such representatives thereafter, finances and condition of each such Loan Party, whether or not such Loan Party is present), all at such reasonable times and as often as reasonably requested and the Parent Borrower shall reimburse the Administrative Agent and any Lender for the reasonable expenses incurred in connection with the exercise of such rights (except that the Parent Borrower shall only be required to reimburse the Administrative Agent or any Lender for expenses incurred in connection with one such visit or inspection per fiscal year, unless an Event of Default has occurred and is continuing); provided, that no Loan Party shall be required to disclose or provide any information (i) that constitutes non-financial trade secrets or non-financial proprietary information of any of the Loan Parties or any of their respective customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable requirement of law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which any Loan Party owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the requirements of this Section 5.06); provided, further, that in the event any Loan Party does not provide any information requested pursuant to this Section 5.06 in reliance on the preceding proviso, the Parent Borrower shall provide notice to the Administrative Agent that such information is being withheld and the Parent Borrower shall use commercially reasonable efforts to describe, to the extent both feasible and permitted under applicable requirements of law or confidentiality obligations, or without waiving such privilege, as applicable, the applicable information

SECTION 5.07.        Compliance. Each Consolidated Entity will comply with all Contractual Obligations and all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.        Use of Proceeds and Letters of Credit.

(a)               [Reserved].

(b)               The proceeds of Revolving Loans shall be used for general corporate purposes (including working capital, capital expenditures, Permitted Acquisitions and dividends on and repurchases of Capital Stock of the Parent Borrower).

(c)               Letters of Credit will be issued only to support obligations of the Parent Borrower and its Subsidiaries.

(d)               No part of the proceeds of any Loan, and no Letter of Credit, will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

(e)               The Loan Parties will not directly or, to their knowledge, indirectly use the proceeds from the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner, or any other Person for the purpose of (i) funding, in violation of applicable U.S., United Kingdom, the United Nations Security Council or European Union Sanctions, any activities of or business with any Person that, at the time of such funding, is the target of U.S. or European Union Sanctions, except to the extent permissible for such Person despite the Sanctions with which it must comply and as may be funded by the Lenders without violating any Sanctions; or (ii) funding any activities of or business with any Sanctioned Country in violation of applicable U.S., United Kingdom, the United Nations Security Council or European Union Sanctions.

(f)                The Loan Parties will not knowingly use the proceeds from the Loans or Letters of Credit in violation of Anti-Corruption Laws by the Parent Borrower or any of its Subsidiaries.

SECTION 5.09.        Additional Material Subsidiaries; Additional Collateral. (a) Promptly upon any Domestic Subsidiary becoming a Material Domestic Subsidiary after the Tenth Amendment and Restatement Effective Date, the Parent Borrower will (i) cause such Domestic Subsidiary (other than any such Domestic Subsidiary that is an Excluded Subsidiary) to guarantee the Obligations, pursuant to a Guarantee substantially in the form of the Guarantee Agreement or otherwise reasonably satisfactory to the Administrative Agent, (ii) (x) cause the Obligations to be secured by a perfected first-priority lien on all of the personal property (other than, for the avoidance of doubt, Excluded Assets) of such Domestic Subsidiary (provided that no more than 65% of the outstanding voting Capital Stock of any Foreign Subsidiary owned by such Domestic Subsidiary shall be subject to such Lien), pursuant to a Security Agreement, a Pledge Agreement and other such documents and instruments including Uniform Commercial Code financing statements required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded so that the Administrative Agent, for its benefit and the ratable benefit of the Lenders, shall have a legal, valid and enforceable perfected first-priority Lien on the Collateral (and subject to any limitations and exceptions consistent with those contained in any such documents or instruments) and (y) cause all outstanding Capital Stock of such Domestic Subsidiary owned directly or indirectly by any Loan Party to be subject to a perfected first-priority Lien (provided that no more than 65% of the outstanding voting Capital Stock of any such Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes shall be required to become subject to such Lien if substantially all of its assets consist of Capital Stock of one or more direct or indirect Foreign Subsidiaries), pursuant to a Pledge Agreement and (iii) deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Article IV or as the Administrative Agent shall have reasonably requested.

(b)               Promptly upon any Foreign Subsidiary becoming a Material Subsidiary after the Tenth Amendment and Restatement Effective Date, the Parent Borrower and each other Material Domestic Subsidiary will (i) cause all of the Capital Stock of such Foreign Subsidiary owned by the Parent Borrower and the Material Domestic Subsidiaries to be pledged and delivered (provided that no more than 65% of the outstanding voting Capital Stock of any Foreign Subsidiary owned by the Parent Borrower or any Material Domestic Subsidiary shall be required to be pledged and delivered) to the Administrative Agent for its benefit and the ratable benefit of the Lenders, pursuant to a Pledge Agreement (or other agreement reasonably satisfactory to the Administrative Agent) and (ii) deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Article IV or as the Administrative Agent shall have reasonably requested.

Notwithstanding anything in any Loan Document to the contrary, from and after the occurrence of an Investment Grade Event and until such time (if any) as the Parent Borrower is required to cause a repledge of Collateral or a reinstatement of Guarantees pursuant to Section 10.15, none of the Loan Parties shall be required to comply with any provision of this Section 5.09 or any other provision of this Agreement or any other Loan Document (including Section 5.11), in each case that requires (i) the creation, maintenance or perfection of any security interest in Collateral or other property or (ii) the Guarantee by any Guarantor of the Obligations.

SECTION 5.10.        [Reserved].

SECTION 5.11.        Further Assurances. (a) Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to cause the Administrative Agent, for the benefit of itself and the ratable benefit of the Lenders, to maintain a legal, valid and enforceable perfected first priority Lien on the Collateral (subject to the limitations, exceptions and qualifications set forth in the Loan Documents), all at the expense of the Loan Parties.

(b)               Each Loan Party will also provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or cash collateralized to the satisfaction of the Administrative Agent) and all LC Disbursements shall have been reimbursed, the Parent Borrower (as to itself and its subsidiaries) covenants and agrees with the Lenders that:

SECTION 6.01.        Indebtedness. No Consolidated Entity will create, incur, assume or permit to exist any Indebtedness, except:

(a)               Indebtedness of any Loan Party pursuant to any Loan Document;

(b)               Indebtedness existing on the date hereof as set forth on Schedule 6.01, and any extensions, renewals, refinancings or replacements of any such Indebtedness so long as (i) the principal or face amount of, or interest rate or fees or other amounts (exclusive of commissions and other similar issuance costs) payable in connection with, any such Indebtedness is not increased, (ii) the dates upon which payments are to be made are not advanced and (iii) the subordination terms, if any, are not modified in any manner that is adverse to the Lenders, in connection with any such extension, renewal, refinancing or replacement;

(c)               Indebtedness of any Consolidated Entity to any other Consolidated Entity permitted by Section 6.04;

(d)               (i) Indebtedness of any Consolidated Entity incurred to finance the acquisition, construction or improvement of any assets, including Finance Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets (including in a Permitted Acquisition) or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof so long as such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) Indebtedness of the Foreign Subsidiaries; provided that the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed the greater of (x) $325,000,000 and (y) 32.5% of Consolidated EBITDA for the most recently ended Test Period;

(e)               Indebtedness of any Consolidated Entity as an account party in respect of trade letters of credit;

(f)                Permitted Additional Indebtedness of the Parent Borrower and any guarantee thereof by the Guarantors;

(g)               Indebtedness not otherwise expressly permitted by this Section 6.01 in an aggregate principal or face amount outstanding at any time not to exceed the greater of (x) $350,000,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period;

(h)               (x) Hedging Agreements permitted under Section 6.05 and (y) Indebtedness in connection with Cash Management Services, in the case of this clause (y), incurred in the ordinary course of business or consistent with past practices;

(i)                 Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings and Limited Originator Recourse) to the Parent Borrower or any of the Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $500,000,000;

(j)                 Indebtedness incurred in connection with sale and leaseback transactions in an aggregate principal amount outstanding at any time not to exceed $300,000,000; and

(k)               Permitted Convertible Indebtedness of the Parent Borrower or any Consolidated Entity; provided that, at the time of the incurrence or assumption of any such Indebtedness and immediately after giving effect thereto, (i) no Event of Default has occurred and is continuing or would result therefrom, and (ii) the Consolidated Entities shall be in pro forma compliance with the financial covenants set forth in Sections 6.10 and 6.11.

SECTION 6.02.        Liens. No Consolidated Entity will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)               Liens created under the Security Documents;

(b)               Permitted Encumbrances;

(c)               any Lien on any property or asset of any Consolidated Entity existing on the date hereof and extensions and renewals thereof; provided that (i) such Lien shall not apply to any other property or asset of any Consolidated Entity and (ii) such Lien shall secure only those obligations which it secures on the date hereof (and extensions and renewals thereof (but not increases thereof));

(d)               any Lien existing on any property or asset prior to the acquisition thereof by any Consolidated Entity or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) if such Lien secures Indebtedness, such Indebtedness is permitted by clause (d), (e) or (g) of Section 6.01, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of any Consolidated Entity and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and any extensions, renewals, refinancings or replacements thereof, subject to clause (b) of Section 6.01 with respect to any Indebtedness permitted by such clause;

(e)               any Lien on assets acquired, constructed or improved by any Consolidated Entity; provided that (i) such Lien secures Indebtedness permitted by clause (d)(i) or (g) of Section 6.01, (ii) such Lien and the Indebtedness secured thereby are incurred prior to or within

180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets and (iv) such Lien shall not apply to any other property or assets of any Consolidated Entity;

(f)                any Lien securing obligations of the type described in Section 6.01(h);

(g)               any Lien on any property or asset of a Foreign Subsidiary that secures Indebtedness permitted by Section 6.01(d)(ii) or 6.01(g);

(h)               any Liens arising under customary escrow arrangements (if any) in connection with any senior unsecured or subordinated notes constituting Permitted Additional Indebtedness for the benefit of the holders of such notes on the proceeds thereof;

(i)                 any Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(j)                 Liens on cash deposits subject to a cash pooling arrangement or otherwise over bank accounts maintained as part of a cash pooling arrangement, in each case securing liabilities for overdrafts of Persons participating in such cash pooling arrangements; and

(k)               any Liens not otherwise permitted under this Section 6.02 securing Indebtedness or other obligations of the Parent Borrower and its Subsidiaries outstanding in an aggregate principal amount not to exceed the greater of (x) $350,000,000 and (y) 35% of Consolidated EBITDA for the most recently ended Test Period.

SECTION 6.03.        Fundamental Changes. (a) No Consolidated Entity will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Parent Borrower in a transaction in which the Parent Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Wholly-Owned Subsidiary in a transaction in which the surviving entity is a Wholly-Owned Subsidiary and, if any party to such merger is a Loan Party, is or becomes a Loan Party, (iii) any Subsidiary may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower, is not materially disadvantageous to the Lenders and would not reasonably be expected to have a Material Adverse Effect, provided that if such Subsidiary is a Guarantor, any assets or business not otherwise disposed of or transferred in accordance with Section 6.06, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Parent Borrower or a Guarantor after giving effect to such liquidation or dissolution; provided further that no Subsidiary Borrower may be liquidated or dissolved if any Borrowing or Revolving Credit Exposure attributable to such entity is outstanding at such time, (iv) any Foreign Subsidiary may merge into any other Foreign Subsidiary that is a Wholly-Owned Subsidiary in a transaction in which a Foreign Subsidiary that is a Wholly-Owned Subsidiary is the surviving corporation, (v) any Wholly-Owned Subsidiary may merge into any Person in order to consummate a Permitted Acquisition permitted by Section 6.04(e) so long as after giving effect thereto the Person surviving such merger is a Subsidiary and (vi) any Consolidated Entity may effect the closure of a division in such Consolidated Entity.

(b)               No Consolidated Entity will engage to any material extent in any business other than businesses of the type conducted by the Consolidated Entities on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04.        Investments, Loans, Advances, Guarantees and Acquisitions. No Consolidated Entity will purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (or any material portion thereof) (any of the foregoing being “investments”), except:

(a)               Permitted Investments;

(b)               investments (including Guarantees) by the Consolidated Entities in any other Consolidated Entity;

(c)               investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d)               extensions of trade credit in the ordinary course of business;

(e)               Permitted Acquisitions;

(f)                investments consisting of Hedging Agreements permitted by Section 6.05;

(g)               investments consisting of non-cash consideration received pursuant to a disposition of assets permitted by Section 6.06;

(h)               investments by or investments in Foreign Subsidiaries (not otherwise permitted by this Section 6.04) in an aggregate amount at any time outstanding not to exceed the greater of (x) $125,000,000 and (y) 12.5% of Consolidated EBITDA for the most recently ended Test Period;

(i)                 so long as no Event of Default shall have occurred or would result therefrom, other investments in Persons engaged in a commercial business activity similar to the principal business activities of the Parent Borrower on the Tenth Amendment and Restatement Effective Date, or reasonably related or ancillary or complementary thereto, at any time outstanding shall not exceed the greater of (x) $500,000,000 and (y) 50% of Consolidated EBITDA for the most recently ended Test Period;

(j)                 investments consisting of accounts receivable and/or related ancillary rights or assets, or interests therein by any Consolidated Entity in any Receivables Subsidiary or any Securitization Subsidiary;

(k)               investments held by any Person at the time it becomes a Subsidiary pursuant to a Permitted Acquisition and not made in contemplation of or in connection with such Permitted Acquisition;

(l)                 other investments (including (x) investments in Similar Businesses and (y) acquisitions solely to the extent any such acquisition satisfies the condition set forth in clause (b) of the definition of “Permitted Acquisition”) so long as (i) immediately after giving effect to any such investment, the Consolidated Entities shall be in pro forma compliance with the financial covenants set forth in Section 6.10 and 6.11 as of the end of the most recently ended period for which financial statements have been delivered (or required to have been delivered) pursuant to Section 5.01 and (ii) at the time of such investment and after giving effect thereto, no Event of Default shall have occurred and be continuing;

(m)             other investments of the Parent Borrower and its Subsidiaries in an aggregate amount not to exceed at any time outstanding the greater of (x) $125,000,000 and (y) 12.5% of Consolidated EBITDA for the most recently ended Test Period; and

(n)               the Parent Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms.

SECTION 6.05.        Hedging Agreements. Prior to an Investment Grade Event, no Consolidated Entity will enter into any Hedging Agreement, other than (a) Hedging Agreements entered into to hedge or mitigate risks to which any Consolidated Entity has exposure, including currency Hedging Agreements entered into to hedge or mitigate actual foreign exchange exposure of the Parent Borrower or any other Consolidated Entity, (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Consolidated Entity and (c) Hedging Agreements that are settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or of Capital Stock of the Parent Borrower and are entered into in connection with any convertible debt offering, the purpose of which are to provide for an effectively higher conversion premium.

SECTION 6.06.        Disposition of Assets. No Consolidated Entity will Dispose of any asset, including any Capital Stock, except:

(a)               Dispositions of cash, Permitted Investments and other current assets, inventory and used or surplus equipment in the ordinary course of business;

(b)               Dispositions to any other Consolidated Entity;

(c)               Dispositions of accounts receivable and/or related ancillary rights or assets, or interests therein to any Receivables Subsidiary pursuant to a Receivables Financing Program and to a Securitization Subsidiary pursuant to a Qualified Securitization Financing;

(d)               Dispositions of assets (including Capital Stock of Subsidiaries) that are not permitted by any other clause of this Section 6.06; provided that the Parent Borrower or any of its Subsidiaries shall receive not less than 75% of such consideration in the form of cash or cash equivalents (including any contribution of replacement or substitute asset);

(e)               sale and leaseback transactions resulting in Indebtedness in an aggregate principal amount outstanding at any time not to exceed $300,000,000;

(f)                Dispositions of assets not otherwise permitted by this Section 6.06; provided, that the sum of the aggregate fair market value of all assets Disposed of during any fiscal year shall not exceed the greater of (x) $200,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period;

(g)               Dispositions of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing; and

(h)       the Parent Borrower may exercise and settle or terminate any Permitted Bond Hedge Transaction or Hedging Agreement.

provided that all Dispositions permitted by clauses (a) through (d) and clause (g) of this Section 6.06 shall be made for fair value as agreed to in an arm’s length transaction.

Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on, or required payment of any interest with respect to, any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness, shall not constitute a Disposition; and (ii) any required payment with respect to, or required early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall not constitute a Disposition.

Notwithstanding the foregoing, the Parent Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Indebtedness by delivery of shares of the Parent Borrower’s common stock and/or a different series of Permitted Convertible Indebtedness (which series (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to the Parent Borrower than the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted (as determined by the board of directors of the Parent Borrower, or a committee thereof, in good faith)) (any such series of Permitted Convertible Indebtedness, “Refinancing Convertible Notes”) and/or by payment of cash (in an amount that does not exceed the proceeds received by the Parent Borrower from the substantially concurrent issuance of shares of the Parent Borrower's common stock and/or Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Parent Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted, the Parent Borrower shall (and, for the avoidance of doubt, shall be permitted under this Section 6.06 to) exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Indebtedness that are so repurchased, exchanged or converted.

SECTION 6.07.        Transactions with Affiliates. Prior to an Investment Grade Event, no Consolidated Entity will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case to the extent such transaction (or series of related transactions) would involve payment or consideration in excess of $12,500,000, except:

(a)               at prices and on terms and conditions not materially less favorable to such Consolidated Entity than could be obtained on an arm’s-length basis from unrelated third parties (as determined by the Parent Borrower in good faith);

(b)               transactions between or among Consolidated Entities not involving any other Affiliate;

(c)               any payment, dividend, distribution or setting aside of property not otherwise prohibited by this Agreement, any transaction permitted by Section 6.03 and any investment permitted by Section 6.04;

(d)               any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Consolidated Entity;

(e)               payments or other transactions pursuant to any management equity plan, employee compensation, benefit plan, stock option plan or arrangement, equity holder arrangement, supplemental executive retirement benefit plan, any health, disability or similar insurance plan, or any employment contract or arrangement;

(f)                any transaction or transactions approved by a majority of the disinterested members of the board of directors (or similar governing body) of the Parent Borrower at such time;

(g)               the sale, transfer or other disposition of accounts receivable and/or related ancillary rights or assets or interests therein by any Consolidated Entity to a Receivables Subsidiary pursuant to a Receivables Financing Program; and

(h)               any Disposition of Securitization Assets or related assets, investments permitted pursuant to clause (k) of the definition of “Permitted Investments” or Standard Securitization Undertakings and Limited Originator Recourse in connection with any Qualified Securitization Financing or any related transaction effected in order to consummate a Qualified Securitization Financing.

SECTION 6.08.        Restrictive Agreements. Prior to an Investment Grade Event, no Consolidated Entity will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Consolidated Entity to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (b) the ability of any Consolidated Entity to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to any other Consolidated Entity or to Guarantee Indebtedness of any other Consolidated Entity; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any of the Loan Documents, (ii) the foregoing shall not apply to any restrictions and conditions existing on the date hereof which are identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or the asset that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if such restrictions or conditions are customary for such Indebtedness and no more restrictive than the comparable restrictions and conditions set forth in the Loan Documents, (iv) the foregoing shall not apply to (A) restrictions by reason of customary provisions restricting assignments or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, asset sale agreements and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses, asset sale or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses, asset sale or other agreements, as the case may be), (B) permitted Liens and restrictions in the agreements relating thereto that limit the right of the Parent Borrower or any of its Subsidiaries to dispose of or encumber the assets subject to such Liens, (C) any encumbrance or restriction assumed in connection with an acquisition of the property or capital stock of any Person, so long as such encumbrance or restriction relates solely to the Person and its subsidiaries (including the capital stock of the relevant Person or Persons) and/or property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created solely in connection with or in anticipation of such acquisition, (D) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person (or any “shell company” parent with respect thereto), (E) restrictions on cash or other deposits permitted under Section 6.02 and/or 6.04 and any net worth requirements, including such restrictions or requirements imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such cash or other deposits or net worth requirements exist and (F) provisions restricting the granting of a security interest in intellectual property rights contained in licenses, sublicenses or cross-licenses by the

Parent Borrower and its Subsidiaries of such intellectual property rights, which licenses, sublicenses and cross-licenses were entered into in the ordinary course of business (in which case such restriction shall relate only to such intellectual property rights), (v) restrictions in any Hedging Agreement and/or any agreement relating to Cash Management Services, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(d) or Section 6.01(g) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (vii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (viii) the foregoing shall not apply to Qualified Securitization Financings and (ix) the foregoing shall not apply to the Indebtedness of Subsidiaries of the Parent Borrower that are not required to be Guarantors.

SECTION 6.09.        [Reserved].

SECTION 6.10.        Interest Coverage Ratio. The Consolidated Entities will not permit the Interest Coverage Ratio as determined as of the end of each fiscal quarter of the Consolidated Entities to be less than 3.50 to 1.00.

SECTION 6.11.        Leverage Ratio. The Consolidated Entities will not permit the Leverage Ratio as determined as of the end of each fiscal quarter of the Consolidated Entities to be greater than 4.25 to 1.00;

provided that, upon the Administrative Agent’s receipt of a QMA Notice and subject to the limitations set forth in the definition of Qualifying Material Acquisition, such ratio shall be increased by 0.50 to 1.00 for the four consecutive fiscal quarters ended immediately after the applicable Consummation Date; provided further that (x) if the Consummation Date is the last day of a fiscal quarter, subject to clause (y), the increased ratio set forth above shall apply as of such date and the three consecutive immediately following fiscal quarters and (y) if the applicable QMA Notice Date occurs after the date on which the financial statements for the fiscal quarter (or, if applicable, fiscal year) ended immediately after (or, if applicable, on) the applicable Consummation Date are due pursuant to Sections 5.01(a) or (b), such increased ratio shall only apply for the three consecutive fiscal quarters ended immediately after such initial fiscal quarter ended immediately after (or, if applicable, on) the applicable Consummation Date); provided further, that such an increase shall only be permitted twice during the term of this Agreement.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)               any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, provided that, if any such failure shall result from the malfunctioning or shutdown of any wire transfer or other payment system reasonably employed by the applicable Borrower to make such payment or from an inadvertent error of a technical or clerical nature by applicable

Borrower or any bank or other entity reasonably employed by the applicable Borrower to make such payment, no Event of Default shall result under this paragraph (a) during the period (not in excess of two Business Days) required by the applicable Borrower to make alternate payment arrangements;

(b)               any Borrower shall fail to pay any interest on any Loan or any Loan Party shall fail to pay any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable and such failure shall continue unremedied for a period of three Business Days;

(c)               any representation or warranty made or deemed made by or on behalf of any Consolidated Entity in or in connection with any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (if not qualified as to materiality or of Material Adverse Effect) and in any respect (if qualified as to materiality or of Material Adverse Effect) when made or deemed made or furnished;

(d)               any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of such Loan Party) or 5.08 or in Article VI;

(e)               any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (which notice will be given at the request of any Lender);

(f)                any Consolidated Entity shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace period);

(g)               any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or to any escrow refund settlement or special mandatory redemption with respect to any Specified Prefunding Financings; provided, further, that this clause (g) shall not apply to any redemption, exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Indebtedness, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default;

(h)               an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Consolidated Entity (other than Subsidiaries that are not Material Subsidiaries) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Consolidated Entity (other than Subsidiaries that are not Material Subsidiaries) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                 any Consolidated Entity (other than Subsidiaries that are not Material Subsidiaries) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Consolidated Entity (other than Subsidiaries that are not Material Subsidiaries) for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                 any Consolidated Entity shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)               one or more judgments for the payment of money in an aggregate amount exceeding $50,000,000 in the aggregate (not covered by insurance from a responsible insurance company or indemnified by a creditworthy indemnitor that is not denying its liability with respect thereto) shall be rendered against any Consolidated Entity or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Consolidated Entity to enforce any such judgment;

(l)                 an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)             (i) any Security Document shall for any reason cease to create in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders a legal, valid and enforceable perfected first-priority Lien on the Collateral as security for the Obligations, except to the extent that such cessation (A) relates, during the term of this Agreement, to an aggregate fair market value of assets that represent less than $25,000,000, (B) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction or (C) is covered by a lender’s title insurance policy and the subject insurer promptly after the occurrence of the resulting cessation shall have acknowledged in writing that the same is covered by such title insurance policy; or (ii) any Loan Document executed by any Loan Party shall at any time after its execution and delivery (except in accordance with its terms or pursuant to an agreement of the parties thereof) and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Consolidated Entity or any Consolidated Entity shall deny in writing it has any further liability or obligation thereunder; or

(n)               a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall by notice to the Parent Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations (other than the Obligations arising under or in connection with any Hedging Agreements), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) require that the Borrower provide cash collateral as required under Section 2.08(j) and (iv) enforce its rights under the Guarantee Agreement and each Security Document on behalf of itself as Administrative Agent, the Lenders and the Issuing Bank; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments available to such Borrower (and in the case of any such event with respect to the Parent Borrower, the Commitments available to any Borrower) shall automatically terminate and the principal of the Loans then outstanding thereunder, together with accrued interest thereon and all fees and other Obligations (other than the Obligations arising under or in connection with any Hedging Agreements), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

SECTION 8.01.        Authorization and Action.

(a)               Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Security Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)               As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)               In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)                 the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii)              where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of The Netherlands, Luxembourg or the United Kingdom, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law;

(iii)            to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by that Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act; and

(iv)             nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d)               The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)               None of any Co-Syndication Agent, any Co-Documentation Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)                In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.16, 2.17, 2.19, 2.21 and 10.03) allowed in such judicial proceeding; and

(ii)              to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding

(g)               The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02.        Administrative Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)               The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by a Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by a Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any liabilities, costs or expenses suffered by a Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank, or any Exchange Rate or Dollar Equivalent.

(c)               Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.04, (ii) may rely on the Register to the extent set forth in Section 10.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such

Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03.        Posting of Communications. (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)               Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Tenth Amendment and Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)               THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY

LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)               Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)               Each of the Lenders, each of the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)                Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04.        The Administrative Agent Individually. With respect to its Commitment, Loans (including Swingline Loans), Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrowers, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05.        Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrowers, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, (i) the Administrative Agent may appoint one of its Affiliates acting through an office in the European Union as a successor Administrative Agent and (ii) if the Administrative Agent has not appointed one of its Affiliates acting through an office in the European Union as a successor Administrative Agent pursuant to clause (i) above, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, (other than if the Administrative Agent appoints one of its Affiliates acting through an office in the European Union as a successor Administrative Agent pursuant to clause (i) above), such appointment shall be subject to the prior written approval of the Parent Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b)               Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 10.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related

Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06.        Acknowledgements of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)               Each Lender, by delivering its signature page to this Agreement on the Tenth Amendment and Restatement Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Tenth Amendment and Restatement Effective Date.

(c)               (i) Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the

Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)              Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)            Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount to the maximum amount permitted by law and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by a Borrower or any other Loan Party; provided that this clause (iii) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Loan Parties relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the foregoing clauses (x) and (y) shall not apply to the extent any such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from a Borrower or any other Loan Party for the purpose of making such Payment.

(iv)             Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07.        Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 10.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)               The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08.        Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09.        Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)                 such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)             such other representation, warranty and covenant as may be agreed to in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)               In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)        The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10.        Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b)               Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Tenth Amendment and Restatement Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)               THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrowers to the Administrative Agent through an Approved Borrower Portal.

(d)               Each of the Lenders, each of the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e)               Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE IX

Parent Borrower Guarantee

(a)               The Parent Borrower hereby absolutely, irrevocably and unconditionally guarantees, as primary obligor and not merely as a surety, for the benefit of the Guaranteed Parties the due and punctual payment of the Subsidiary Borrowers’ Obligations.

(b)               The Parent Borrower, to the extent constituting a Qualified Keepwell Provider, hereby absolutely, irrevocably and unconditionally undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantee Agreement in respect of any Hedging Obligation (provided, however, that the Parent Borrower shall only be liable under this clause (b) of Article IX for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Article IX voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Parent Borrower under this clause (b) of Article IX shall remain in full force and effect until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or cash collateralized to the satisfaction of the Administrative Agent) and all LC Disbursements shall have been reimbursed. The Parent Borrower intends that this clause (b) of Article IX constitute, and this clause (b) of Article IX shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(c)               To the extent permitted by applicable law, the Parent Borrower waives presentment to, demand of payment from and protest to any Subsidiary Borrowers of any of the Subsidiary Borrowers’ Obligations, and also waives notice of acceptance of the Subsidiary Borrowers’ Obligations and notice of protest for nonpayment. The obligations of the Parent Borrower hereunder shall not be affected by (a) the failure of any Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against any Subsidiary Borrowers under the provisions of this Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any other Loan Document or any other agreement or the release or other impairment of any Collateral or the release of any Subsidiary Borrowers.

(d)               The Parent Borrower further agrees that its agreement under this Article IX constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Subsidiary Borrowers’ Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Guaranteed Party to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of any Subsidiary Borrowers or any other Person or to any other remedy against any Subsidiary Borrowers or any Collateral.

(e)               The Parent Borrower guarantees that the Subsidiary Borrowers’ Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of a Guaranteed Party with respect thereto. This is a present and continuing guarantee of payment and not of collection, and the liability of the Parent Borrower under this Article IX shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any lack of validity or enforceability of this Agreement, any other Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, place or manner of payment of, or in any other term of, all or any of the Subsidiary Borrowers’ Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement or any other Loan Document, including, without limitation, any increase in the Subsidiary Borrowers’ Obligations resulting from the extension of additional credit to any Subsidiary Borrowers or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release, or amendment or waiver of, or consent to, or departure from, any other guarantee, for all or any of the Subsidiary Borrowers’ Obligations; (d) any change, restructuring or termination of the structure or existence of any Subsidiary Borrowers; (e) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to any Subsidiary Borrowers or the properties or creditors of any of them; (f) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement or any other Loan Document; (g) any default, failure or delay, willful or otherwise, on the part of any Subsidiary Borrowers to perform or comply with, or the impossibility or illegality of performance by any Subsidiary Borrowers of, any term of this Agreement or any other Loan Document; (h) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, any Subsidiary Borrowers for any reason whatsoever, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement or any other Loan Document; (i) any lack or limitation of status or of power, incapacity or disability of any Subsidiary Borrowers or any partner, principal, trustee or agent thereof; or (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Subsidiary Borrowers or a third party guarantor.

(f)                The obligations of the Parent Borrower under this Article IX shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Subsidiary Borrowers’ Obligations, any impossibility in the performance of the Subsidiary Borrowers’ Obligations or other circumstance. Without limiting the generality of the foregoing, the obligations of the Parent Borrower under this Article IX shall not be discharged or impaired or otherwise affected by the failure of any Guaranteed Party to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement related thereto, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Subsidiary Borrowers’ Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Parent Borrower or otherwise operate as a discharge of the Parent Borrower or any other Subsidiary Borrowers as a matter of law or equity.

(g)               The Parent Borrower further agrees that its obligations under this Article IX shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Subsidiary Borrowers’ Obligation is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization of any Subsidiary Borrowers or otherwise.

(h)               In furtherance of the foregoing and not in limitation of any other right which any Guaranteed Party may have at law or in equity against the Parent Borrower by virtue of this Article IX, upon the failure of any Subsidiary Borrower to pay any of its Subsidiary Borrowers’ Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Subsidiary Borrowers’ Obligation.

(i)                 Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable under this Agreement shall have been paid in full and all Letters of Credit shall have expired or terminated (or cash collateralized to the satisfaction of the Administrative Agent) and all LC Disbursements shall have been reimbursed, the Parent Borrower hereby irrevocably agrees to subordinate any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of any Guaranteed Party (collectively, the “Subrogation Rights”), in any such case, arising in connection with any payment or payments with respect to the principal of or premium, if any, or interest on the Subsidiary Borrowers’ Obligations, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. To effectuate such subordination, the Parent Borrower hereby agrees that it shall not be entitled to any payment in respect of any Subrogation Right until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable under this Agreement shall have been paid in full and all Letters of Credit shall have expired or terminated (or cash collateralized to the satisfaction of the Administrative Agent) and all LC Disbursements shall have been reimbursed. If any amount shall be paid to the Parent Borrower in violation of the preceding sentence, such amount shall be deemed to have been paid to the Parent Borrower for the benefit of, and held in trust for, the benefit of the Guaranteed Parties.

(j)                 This Article IX is a continuing guarantee and shall remain in full force and effect until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable under this Agreement shall have been paid in full and all Letters of Credit shall have expired or terminated (or cash collateralized to the satisfaction of the Administrative Agent) and all LC Disbursements shall have been reimbursed. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Party would otherwise have. No notice to or demand on the Parent Borrower in any case shall entitle the Parent Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Guaranteed Party to any other or further action in any circumstances without notice or demand.

ARTICLE X

Miscellaneous

SECTION 10.01.    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)               if to the Parent Borrower, to it at Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, Massachusetts 01887, Attention of General Counsel (Email: generalcounsel@crl.com);

(b)               if to any Subsidiary Borrower, to it c/o Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, Massachusetts 01887, Attention of General Counsel (Email: generalcounsel@crl.com);

(c)               if to JPMorgan Chase Bank, N.A.:

(i) in its capacity as Administrative Agent or Swingline Lender, at the address separately provided to the Parent Borrower:

(ii) in its capacity as an Issuing Bank, at the address separately provided to the Parent Borrower:

(d)               if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Additionally, notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications available to the other Lenders by posting the Communications on DebtDomain, IntraLinks, SyndTrak, ClearPar or a substantially similar Electronic System.

Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, Issuing Bank or any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Issuing Bank’s any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System, except to the extent that such damages, losses or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party. “Electronic System” means any electronic system, including e-mail, e-fax, Intralinks, ClearPar, DebtDomain, SyndTrak and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

SECTION 10.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)               Except as provided in Section 2.25 with respect to an Incremental Amendment, subject to Section 2.18(b), (c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement (including any Incremental Amendment) shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, or extend the expiration date of any Letter of Credit to a date which is after the Maturity Date without the written consent of each Lender affected thereby, (iv) prior to an Investment Grade Event, (A) release all or substantially all of the Guarantors from their respective Guarantees under a Guarantee Agreement or limit their liability in respect of such Guarantees or such Guarantee Agreement or their obligation to enter into and provide a Guarantee pursuant to a Guarantee Agreement without the written consent of each Lender, or (B) release the Parent Borrower from its obligations under Article IX prior to the satisfaction of all the Subsidiary Borrowers’ Obligations without the written consent of the Super-Majority Facility Lenders, (v) prior to an Investment Grade Event, release the Lien of the Administrative Agent on all or substantially all of the Collateral, without the written consent of each Lender, (vi) change Section 2.22(b),(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vii) change any of the provisions of this Section or the definition of “Required Lenders” or “Majority Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties to an Incremental Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Tenth Amendment and Restatement Effective Date), (viii) consent to the assignment or transfer by any Loan Party of its rights or obligations hereunder or under the other Loan Documents, without the written consent of each Lender or (ix) modify the currency in which a Lender is required to make extensions of credit hereunder without the written consent of each Lender affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

(c)               Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with only the consent of the Parent Borrower and the Administrative Agent to the extent necessary to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

SECTION 10.03.    Expenses; Indemnity; Damage Waiver. (a) The Parent Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Co-Syndication Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Co-Syndication Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)               The Parent Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) to the extent relating to any of the foregoing, any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Consolidated Entity, or any Environmental Liability related in any way to any Consolidated Entity, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) the breach by such Indemnitee of any if its obligations hereunder. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)               To the extent that the Parent Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d)               To the extent permitted by applicable law, (i) the Borrowers shall not assert, and hereby waive, any claim against the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”), for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet) and (ii) no party hereto shall assert, and each such party hereby waives, any losses, claims (including intraparty claims), demands, damages or liabilities of any kind against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 10.03(d) shall relieve the Parent Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)               All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

SECTION 10.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (provided no such assignee shall be a natural person, a Defaulting Lender or a Borrower or an Affiliate of any Borrower) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the corresponding Loans at the time owing to it, and to the extent applicable, the LC Exposure at the time held by it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)             the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)              the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)              the Issuing Bank and the Swingline Lender, provided that no consent of the Issuing Bank and the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment.

(ii)              Assignments shall be subject to the following additional conditions:

(A)             except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(B)              the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 to be paid by the assignor, and

(C)              the assignee, if it shall not be a Lender prior to the date of such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Parent Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing and any consent requested by a Lender of the Parent Borrower and the Administrative Agent under this Section 10.04(b) shall be deemed granted by the Parent Borrower or the Administrative Agent, as the case may be, if it does not respond to such request within 20 days after the written request is delivered to the Parent Borrower and the Administrative Agent in accordance with this Agreement. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)               The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)               Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)               Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”; provided no such Participant shall be a natural person, a Defaulting Lender or a Borrower or an Affiliate of any Borrower) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Loan Party agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.22(d) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant

Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(f)                A Participant shall not be entitled to receive any greater payment under Section 2.19, 2.20 and 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.21 unless such Participant agrees, for the benefit of the applicable Loan Party, to comply with Section 2.21(g) and (h) as though it were a Lender.

(g)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)               Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Lender, identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Parent Borrower, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to Section 2.01 or 2.04, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) all credit decisions (including without limitation any decisions with respect to amendments and waivers) will continue to be made by such Granting Lender. The making of a Loan by an SPC hereunder shall utilize the Commitment of the applicable Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Parent Borrower or the Administrative Agent and

without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender in connection with liquidity and/or credit facilities to or for the account of such SPC to fund such Loans and (ii) subject to the provisions of Section 10.12, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

SECTION 10.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.19, 2.20 and 2.21 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06.    Counterparts; Integration; Effectiveness.

(a)               This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Loan Documents and the separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)               Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,”

“signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Parent Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Parent Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising as a result of the failure of the Parent Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09.    Governing Law; Jurisdiction; Consent to Service of Process; Judgment Currency. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)               Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Each Subsidiary Borrower hereby irrevocably appoints the Parent Borrower as its authorized agent for service of process in any suit, action or proceeding with respect to this Agreement, and agrees that service of process upon such agent, and written notice of said service to such Subsidiary Borrower by the Person serving the same, each in the manner provided for notices in Section 10.01, shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding. Each other party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)               The Obligations of each Borrower shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such party or such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party in the original currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement, such party, agrees to remit to such Borrower such excess.

SECTION 10.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to this Agreement or any Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Parent Borrower, (h) to any actual or potential insurer or reinsurer, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Consolidated Entity. For the purposes of this Section, “Information” means all information received from any Consolidated Entity relating to any Consolidated Entity or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Consolidated Entity and information pertaining to this agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from any Consolidated Entity after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Parent Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by a Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Parent Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrowers and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

SECTION 10.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by such Lender.

SECTION 10.14.    Joint Creditors. Each of the Loan Parties, each of the Lenders and the Administrative Agent agrees that the Administrative Agent shall be a joint creditor (together with the relevant Lender) of each and every obligation of the Loan Parties towards each of the Lenders under or in connection with the Loan Documents and that, accordingly, the Administrative Agent will have its own independent right to demand performance by the Loan Parties of those obligations. However, any discharge of any such obligation to the Administrative Agent or the relevant Lender shall, to the same extent, discharge the corresponding obligation owing to the other.

SECTION 10.15.    Collateral and Guarantee Release. In the event that any Loan Party (i) conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Capital Stock or assets of any Guarantor to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.06, (ii) becomes an Excluded Subsidiary or (iii) owns property that constitutes Collateral but that is not required to be Collateral as the result of being an Excluded Asset, in each case the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Parent Borrower and at the Parent Borrower’s expense to (x) release any Liens created by any Loan Document in respect of such Capital Stock or assets (including Excluded Assets), and (y) in the case of (I) a disposition of the Capital Stock of any Guarantor in a transaction permitted by Section 6.06 and as a result of which such Guarantor would cease to be a Subsidiary or (II) a Guarantor becoming an Excluded Subsidiary, in each case terminate such Guarantor’s obligations under the Guarantee Agreement as well as any Liens created by any Loan Documents in respect of the assets of such Guarantor.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Investment Grade Event and evidence thereof being provided by the Parent Borrower to the Administrative Agent, (i) the security interest of the Collateral Agent in the Collateral shall be automatically and unconditionally released and (ii) the Guarantees of each Guarantor under each Guarantee Agreement shall be automatically and unconditionally released, and the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any Affiliate of any Lender that is a party to any Hedging Agreement) take such actions as the Parent Borrower may reasonably request to effect or evidence such release; provided, however, that, if thereafter the Parent Borrower fails to maintain a corporate rating from at least two of S&P, Moody’s and Fitch of at least BBB-, Baa3 or BBB-, as applicable, the Parent Borrower and each Subsidiary Borrower shall, within 60 days of such failure (or such longer period of time as may be agreed to by the Collateral Agent), cause all such released Collateral (as applicable) to be repledged to the Collateral Agent and all Guarantees of the Guarantors reinstated as and to the extent such Collateral or such Guarantees would then currently be required to be, pledged under the applicable Security Documents as in effect immediately prior to such release. Any release, repledge or reinstatement of Collateral or Guarantees contemplated by this Section 10.15 shall be at the sole cost and expense of the Parent Borrower, and any such release shall be without recourse or warranty.

SECTION 10.16.    USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

SECTION 10.17.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrowers and their Subsidiaries and any Co-Documentation Agent, any Co-Syndication Agent, any lead arranger or joint bookrunner, the Administrative

Agent, any Issuing Bank, the Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Co-Documentation Agent, any Co-Syndication Agent, any lead arranger or joint bookrunner, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Co-Document Agents, the Co-Syndication Agents, the lead arranger and joint bookrunners, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Co-Document Agents, the Co-Syndication Agents, the lead arranger and joint bookrunners, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders, on the other hand, (iii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrowers are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Co-Document Agents, the Co-Syndication Agents, the lead arranger and joint bookrunners, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person; (ii) none of the Co-Document Agents, the Co-Syndication Agents, the lead arranger and joint bookrunners, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Co-Document Agents, the Co-Syndication Agents, the lead arranger and joint bookrunners, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Co-Document Agents, the Co-Syndication Agents, the lead arranger and joint bookrunners, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Co-Document Agents, the Co-Syndication Agents, the lead arranger and joint bookrunners, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.18.    No Novation(a). The terms and conditions of the Existing Credit Agreement are amended as set forth herein, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to work a novation of any of the obligations under the Existing Credit Agreement. Notwithstanding any provision of this Agreement or any other document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of obligations hereunder shall be in substitution for, but not in payment of, the obligations owed by the Loan Parties under the existing Loan Documents. From and after the date hereof, each reference to this “Agreement” or other reference originally applicable to the Existing Credit Agreement contained in any document executed and delivered in connection therewith shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.

SECTION 10.19.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 10.20.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By:
Name:
Title:

CHARLES RIVER LABORATORIES, INC.

By:
Name:
Title:

CHARLES RIVER NEDERLAND B.V.

By:
Name:
Title:

CHARLES RIVER LABORATORIES HOLDINGS LIMITED

By:
Name:
Title:

CHARLES RIVER LABORATORIES LUXEMBOURG S.À.R.L.

By:
Name:
Title:

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A as a Lender, Issuing Bank, Swingline Lender and as Administrative Agent

By:
Name:
Title:

[Signature Page to Credit Agreement]

[____________], as a Lender [and an Issuing Bank]

By:
Name:
Title:

[Signature Page to Credit Agreement]